 Filed Pursuant to Rule 424(b)(2)
 File No. 333-277075
Prospectus Supplement
(To Prospectus dated February 14, 2024)
€1,125,000,000
American International Group, Inc.
€625,000,000 4.250% Notes Due 2031
€500,000,000 4.750% Notes Due 2036

We are offering €625,000,000 principal amount of our 4.250% Notes due 2031 (the “2031 Notes”) and €500,000,000 principal amount of our 4.750% Notes due 2036 (the “2036 Notes” and, together with the 2031 Notes, the “Notes”).
The 2031 Notes will bear interest at the rate of 4.250% per annum, accruing from September 24, 2026 and payable annually in arrears on September 24 of each year, beginning on September 24, 2027. The 2036 Notes will bear interest at the rate of 4.750% per annum, accruing from September 24, 2026 and payable annually in arrears on September 24 of each year, beginning on September 24, 2027. The 2031 Notes will mature on September 24, 2031, and the 2036 Notes will mature on September 24, 2036. The Notes will be sold in denominations of €100,000 and integral multiples of €1,000 in excess thereof.
Each series of Notes is being offered separately and not as part of a unit. The offering of each series of Notes is not cross-conditioned on the offering of the other series of Notes. We may sell one or more series of such Notes or any combination thereof.
We may redeem some or all of the Notes of either series at any time at the applicable redemption prices described under “Description of the Notes — Optional Redemption,” and we may redeem the Notes if certain events occur involving United States taxation as described under “Description of the Notes — Tax Redemption.”
Each series of Notes will be our unsecured obligations and will rank equally with each other series of Notes and all of our other existing and future unsecured indebtedness. The Notes will be structurally subordinated to secured and unsecured debt of our subsidiaries, which is significant. The Notes of each series are a new issue of securities with no established trading market.
Currently, there is no public market for the Notes. Application has been made to the Irish Stock Exchange plc trading as Euronext Dublin (“Euronext Dublin”) for the Notes to be admitted to the Official List and to trading on the Global Exchange Market. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the Notes at any time. The Global Exchange Market is not a regulated market for the purposes of Directive 2014/65/EU.
Investing in the Notes involves risks. Before investing in any Notes offered hereby, you should consider carefully each of the risk factors set forth in “Risk Factors” beginning on page S-6 of this prospectus supplement and Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2025.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of the Notes or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Initial Public Offering Price	Underwriting Discount	Proceeds, before expenses, to AIG
Per 2031 Note	99.660%(1)	0.350%	99.310%
2031 Notes Total	€622,875,000	€2,187,500	€620,687,500
Per 2036 Note	99.797%(1)	0.450%	99.347%
2036 Notes Total	€498,985,000	€2,250,000	€496,735,000

(1)
Plus interest accrued on the Notes from September 24, 2026, if any.

The underwriters expect that delivery of the Notes will be made to investors in book-entry form under the New Safekeeping Structure (the “NSS”) through Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”) (each of Euroclear and Clearstream, an International Central Securities Depository, and, together, the “ICSDs”), on or about September 24, 2026, which is the seventh London business day following the date of this prospectus supplement. Upon issuance, each series of Notes will be represented by a global note in registered form (collectively, the “Global Notes”), which is expected to be deposited with a common safekeeper (“Common Safekeeper”) for the ICSDs and registered in the name of a nominee of the Common Safekeeper.
The Notes are intended to be held in a manner which will allow Eurosystem eligibility. This means that the Notes are intended upon issue to be deposited with one of the ICSDs as Common Safekeeper (and registered in the name of a nominee of one of the ICSDs acting as Common Safekeeper), but does not necessarily mean that the Notes will be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon the European Central Bank being satisfied that Eurosystem eligibility criteria have been met.
Joint Book-Running Managers
Deutsche Bank	J.P. Morgan	BNP PARIBAS	Citigroup
Barclays	BofA Securities	HSBC
Co-Managers
NATIXIS	Standard Chartered Bank	ANZ Securities	RBC Capital Markets	Scotiabank
Prospectus Supplement dated September 15, 2026.

Neither we nor the underwriters have authorized anyone to provide you with information other than the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference, or any free writing prospectus that we prepare and distribute. Neither we nor the underwriters take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. This prospectus supplement, the accompanying prospectus and any such free writing prospectus may be used only for the purposes for which they have been prepared.
We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase, any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
Prohibition of Sales to EEA Retail Investors
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (B) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Notes in any member state of the EEA will be made pursuant to an exemption under Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) from the requirement to publish a prospectus for offers of the Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
MiFID II Product Governance / Professional investors and ECPs only target market — Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining the appropriate distribution channels.
Prohibition of Sales to United Kingdom Retail Investors
The Notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”). Consequently, no disclosure document required by the UK Financial Conduct Authority’s (“FCA”) Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the Notes or making them available to any retail investor in the UK may be unlawful under the DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024 (“CCI”). This prospectus supplement and the

S-i

accompanying prospectus have been prepared on the basis that any offer of Notes in the UK will be made pursuant to one of the exceptions specified in the UK Public Offers and Admissions to Trading Regulations 2024 SI 2024/105 (the “POATRs”). The Notes will not be “admitted to trading” on a “regulated market” in the UK within the meaning of Section 1.4.1R of the FCA Prospectus Rules: Admission to Trading on a Regulated Market sourcebook (“PRM”) and, accordingly, no document will be required to be published as a prospectus as approved by the FCA in accordance with the PRM. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the PRM or the POATRs.
This communication is only being distributed to and is only directed at (i) persons who are outside the UK or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.
UK MIFIR product governance / Professional investors and ECPs only target market — Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is only eligible counterparties as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA (“UK MiFIR”); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

S-ii

Prospectus Supplement
Prospectus

S-iii

STABILIZATION
IN CONNECTION WITH THE OFFERING OF EACH SERIES OF NOTES, DEUTSCHE BANK AG, LONDON BRANCH (THE “STABILIZING MANAGER”), FOR ITS OWN ACCOUNT MAY, TO THE EXTENT PERMITTED BY APPLICABLE LAWS AND DIRECTIVES, OVER-ALLOT NOTES OF EACH SERIES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF EITHER SERIES OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. THIS STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME. HOWEVER, THERE IS NO ASSURANCE THAT THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) WILL UNDERTAKE ANY STABILIZATION ACTION. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE NOTES IS MADE AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE DATE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT MUST BE CONDUCTED BY THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES.
ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information regarding AIG’s securities, some of which does not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the SEC’s shelf registration rules. You should read both this prospectus supplement and the accompanying prospectus, together with additional information incorporated by reference herein and therein as described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.
References in this prospectus supplement to “$,” “dollars” and “U.S. dollars” are to the currency of the United States, and references to “€” and “euro” are to the currency of the member states of the European Monetary Union that have adopted the euro as their currency. The financial information presented in this prospectus supplement and the accompanying prospectus has been prepared in accordance with generally accepted accounting principles in the United States.
Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “AIG,” “we,” “us,” “our” or similar references mean American International Group, Inc. and not its subsidiaries.
If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. The information contained in this prospectus supplement or the accompanying prospectus or in the documents incorporated by reference herein and therein is only accurate as of their respective dates.

S-iv

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This prospectus supplement and the accompanying prospectus and other publicly available documents, including the documents incorporated herein and therein by reference, may include, and members of AIG management may from time to time make and discuss, statements which, to the extent they are not statements of historical or present fact, may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are intended to provide management’s current expectations or plans for AIG’s future operating and financial performance, based on assumptions currently believed to be valid and accurate. Forward-looking statements are often preceded by, followed by or include words such as “will,” “believe,” “anticipate,” “expect,” “expectations,” “intend,” “strive,” “plan,” “strategy,” “prospects,” “project,” “anticipate,” “should,” “guidance,” “outlook,” “view,” “target,” “goal,” “estimate” and other words of similar meaning in connection with a discussion of future operating or financial performance. These statements may include, among other things, projections, goals and assumptions that relate to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expense reduction efforts, the outcome of contingencies such as legal proceedings, anticipated organizational, business or regulatory changes, the effect of catastrophic events, both natural and man-made, and macroeconomic and/or geopolitical events, anticipated dispositions, monetization and/or acquisitions of businesses or assets, the successful integration of acquired businesses, management succession and retention plans, exposure to risk, trends in operations and financial results, and other statements that are not historical facts.
All forward-looking statements involve risks, uncertainties and other factors that may cause AIG’s actual results and financial condition to differ, possibly materially, from the results and financial condition expressed or implied in the forward-looking statements. Factors that could cause AIG’s actual results to differ, possibly materially, from those in specific projections, targets, goals, plans, assumptions and other forward-looking statements include, without limitation:
•
the impact of adverse developments affecting economic conditions in the markets in which AIG and its businesses operate, including financial market conditions, a U.S. federal government shutdown, macroeconomic trends, changes in trade policies, including tariffs, fluctuations in interest rates and foreign currency exchange rates, inflationary pressures, including social inflation, pressures on the commercial real estate market, pandemics, and geopolitical events or conflicts;

•
the occurrence of catastrophic events, both natural and man-made, which may be exacerbated by the effects of climate change;

•
disruptions in the availability or accessibility of AIG’s or a third party’s information technology systems, including hardware and software, infrastructure or networks, and the inability to safeguard the confidentiality and integrity of customer, employee or company data due to cyberattacks, data security breaches or infrastructure vulnerabilities;

•
AIG’s ability to effectively implement technological advancements, including the use of artificial intelligence (“AI”), and respond to competitors’ AI and other technology initiatives;

•
AIG’s ability to successfully complete strategic transactions, including to successfully dispose of, monetize and/or acquire businesses or assets or successfully integrate acquired businesses, and the anticipated benefits thereof;

•
the effects of changes in laws and regulations, including those relating to privacy, data protection, cybersecurity and AI, and the regulation of insurance, in the U.S. and other countries in which AIG and its businesses operate;

•
concentrations in AIG’s investment portfolios;

•
changes in the valuation of AIG’s investments;

•
AIG’s reliance on third-party investment managers;

•
nonperformance or defaults by counterparties;

•
AIG’s reliance on third parties to provide certain business and administrative services;

S-v

•
AIG’s ability to adequately assess risk and estimate related losses as well as the effectiveness of AIG’s enterprise risk management policies and procedures;

•
changes in judgments or assumptions concerning insurance underwriting and insurance liabilities;

•
concentrations of AIG’s insurance, reinsurance and other risk exposures;

•
availability of adequate reinsurance or access to reinsurance on acceptable terms;

•
changes to tax laws in the U.S. and other countries in which AIG and its businesses operate;

•
the effectiveness of strategies to retain and recruit key personnel and to implement effective succession plans;

•
the effects of sanctions and the failure to comply with those sanctions;

•
difficulty in marketing and distributing products through current and future distribution channels;

•
actions by rating agencies with respect to AIG’s credit and financial strength ratings as well as those of its businesses and subsidiaries;

•
changes in judgments concerning the recognition of deferred tax assets and the impairment of goodwill;

•
AIG’s ability to address evolving global stakeholder expectations and regulatory requirements including with respect to environmental, social and governance matters and to effectively execute on sustainability targets and standards;

•
AIG’s ability to effectively implement restructuring initiatives and potential cost-savings opportunities;

•
changes to sources of or access to liquidity;

•
changes in accounting principles and financial reporting requirements or their applicability to AIG;

•
the outcome of significant legal, regulatory or governmental proceedings; and

•
such other factors discussed in:

•
the “Risk Factors” section of this prospectus supplement;

•
the “Considerations Relating to Non-U.S. Dollar Debt Securities” section of the accompanying prospectus;

•
Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in AIG’s Annual Report on Form 10-K for the year ended December 31, 2025;

•
Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations in AIG’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026; and

•
Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations in AIG’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026.

Forward-looking statements speak only as of the date of this prospectus supplement, or in the case of any document incorporated by reference, the date of that document. AIG is not under any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Additional information as to factors that may cause actual results to differ materially from those expressed or implied in any forward-looking statements is disclosed from time to time in other filings with the SEC.
Unless the context otherwise requires, the term “AIG” in this “Cautionary Statement Regarding Forward-Looking Information” section means American International Group, Inc. and its consolidated subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION
AIG is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and files with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. publicly listed company. AIG’s SEC filings are available to the public through the SEC’s website at www.sec.gov.
AIG’s common stock is listed on the New York Stock Exchange and trades under the symbol “AIG.”
AIG has filed with the SEC a registration statement on Form S-3 relating to the Notes. This prospectus supplement is part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s internet site noted above.
The SEC allows AIG to “incorporate by reference” the information AIG files with the SEC (other than information that is deemed “furnished” to the SEC), which means that AIG can disclose important information to you by referring to those documents, and later information that AIG files with the SEC will automatically update and supersede that information as well as the information contained in this prospectus supplement. AIG incorporates by reference into this prospectus supplement the documents listed below and any filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until all the Notes to which this prospectus supplement relates are sold or the offering is otherwise terminated (except for information in these documents or filings that is deemed “furnished” to the SEC):
(1)
Annual Report on Form 10-K for the year ended December 31, 2025 filed on February 12, 2026;

(2)
Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 filed on May 1, 2026 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026 filed on August 7, 2026;

(3)
The portions of our definitive proxy statement on Schedule 14A filed on March 31, 2026, incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2025; and

(4)
Current Reports on Form 8-K filed on January 6, 2026, February 10, 2026 (only with respect to Item 8.01 information), March 16, 2026, April 27, 2026, April 30, 2026 (only with respect to Item 8.01 information), May 14, 2026, August 6, 2026 (only with respect to Item 8.01 information) and September 2, 2026.

AIG will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus supplement excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from AIG’s Investor Relations Department, 1271 Avenue of the Americas, Floor C3, New York, New York 10020-1304 (e-mail: IR@aig.com, telephone: 347-574-5042) or you may obtain them from AIG’s corporate website at www.aig.com. Except for the documents specifically incorporated by reference into this prospectus supplement and the accompanying prospectus, information contained on AIG’s website or that can be accessed through its website is not incorporated into and does not constitute a part of this prospectus supplement. AIG has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

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SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in the Notes. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section of this prospectus supplement, the “Considerations Relating to Non-U.S. Dollar Debt Securities” section of the accompanying prospectus, Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2025, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, which are described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.
American International Group, Inc.
AIG, a Delaware corporation, is a leading global insurance organization. AIG provides insurance solutions that help businesses and individuals in over 200 countries and jurisdictions protect their assets and manage risks through AIG operations, licenses and authorizations as well as network partners. The AIG common stock is listed on the New York Stock Exchange. AIG’s principal executive offices are located at 1271 Avenue of the Americas, New York, New York 10020-1304, and its main telephone number is (212) 770-7000. AIG’s internet address for its corporate website is www.aig.com. Except for the documents referred to under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus that are specifically incorporated by reference into this prospectus supplement and the accompanying prospectus, information contained on AIG’s website or that can be accessed through its website is not incorporated into and does not constitute a part of this prospectus supplement or the accompanying prospectus. AIG has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

Summary of the Offering
The following summary contains basic information about the Notes and is not intended to be complete. It does not contain all of the information that may be important to you. For a more detailed description of the Notes, please refer to the section entitled “Description of the Notes” in this prospectus supplement and the section entitled “Description of Debt Securities AIG May Offer” in the accompanying prospectus.
Issuer
American International Group, Inc.
Legal Entity Identifier (LEI)
ODVCVCQG2BP6VHV36M30
Notes Offered
€625,000,000 principal amount of 4.250% Notes due 2031 (the “2031 Notes”).
€500,000,000 principal amount of 4.750% Notes due 2036 (the “2036 Notes”).
Maturity Dates
The 2031 Notes will mature on September 24, 2031.
The 2036 Notes will mature on September 24, 2036.
Interest Rates and Payment
Dates
The 2031 Notes will bear interest at the rate of 4.250% per annum, payable annually in arrears on September 24, beginning on September 24, 2027.
The 2036 Notes will bear interest at the rate of 4.750% per annum, payable annually in arrears on September 24, beginning on September 24, 2027.
Denomination
The Notes will be issued in denominations of €100,000 and integral multiples of €1,000 in excess thereof.
Form of Notes
The Notes will be issued only in fully registered, book-entry form, and each series of Notes will be represented by a global note (collectively, the “Global Notes”). The Global Notes will be deposited with, or on behalf of, the Common Safekeeper for Euroclear and Clearstream (together, the “ICSDs”) and issued to and registered in the name of a nominee of the Common Safekeeper. Investors may hold their beneficial interests in the Global Notes directly through an ICSD if they have an account with an ICSD or indirectly through organizations which have accounts with the ICSDs. See “Description of the Notes — Book-Entry System” for a further discussion.
Eurosystem Eligibility
The Notes are intended to be held in a manner which will allow Eurosystem eligibility. This means that the Notes are intended upon issue to be deposited with one of the ICSDs as Common Safekeeper (and registered in the name of a nominee of one of the ICSDs acting as Common Safekeeper), but does not necessarily mean that the Notes will be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon the European Central Bank being satisfied that Eurosystem eligibility criteria have been met.
Ranking
Each series of Notes will be unsecured obligations of American International Group, Inc. and will rank equally with each other series of Notes and all of our other existing and future unsecured indebtedness. See “Risk Factors — The Notes are unsecured debt and will be effectively subordinated to any secured obligations we may incur” for a further discussion of those obligations.

In addition, the Notes will be structurally subordinated to the secured and unsecured debt of our subsidiaries, which is significant. See “Risk Factors — We and our subsidiaries have significant leverage and debt obligations. Payments on the Notes will depend on receipt of dividends and distributions from our subsidiaries, and the Notes will be structurally subordinated to the existing and future indebtedness of our subsidiaries.”
Optional Redemption
At any time prior to the applicable Par Call Date (as defined below), we may redeem either series of Notes in whole or in part, at our option, from time to time at the applicable redemption prices described under the heading “Description of the Notes — Optional Redemption” in this prospectus supplement.
On or after the applicable Par Call Date, each series of the Notes will be redeemable in whole or in part, at our option, at a redemption price equal to 100% of the aggregate principal amount of the applicable series of Notes to be redeemed.
We will pay accrued and unpaid interest, if any, on the principal amount being redeemed to, but excluding, the date of redemption. See “Description of the Notes — Optional Redemption” in this prospectus supplement.
Tax Redemption
We may redeem each series of the Notes at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, together with interest accrued and unpaid to, but excluding, the date fixed for redemption, at any time, in the event of certain changes affecting U.S. taxation as described under “Description of the Notes — Tax Redemption” in this prospectus supplement.
Covenants
The terms of the Notes and the indenture governing the Notes limit our ability and the ability of certain of our subsidiaries to incur certain liens without equally and ratably securing the Notes. See “Description of the Notes — Limitation on Liens Covenant” for a further discussion. Other than this covenant, the terms of the Notes will contain limited protections for holders of the Notes. In particular, the Notes will not place any restrictions on our or our subsidiaries’ ability to:
•
engage in a change of control transaction;

•
subject to the covenant discussed under “Description of the Notes — Limitation on Liens Covenant,” issue secured debt or secure existing unsecured debt;

•
issue debt securities or otherwise incur additional unsecured indebtedness or other obligations;

•
purchase or redeem or make any payments in respect of capital stock or other securities ranking junior in right of payment to the Notes;

•
pay dividends;

•
sell assets;

•
enter into transactions with related parties; or

•
conduct other similar transactions that may adversely affect the holders of the Notes.

Use of Proceeds
Net proceeds to us will be approximately €1,114,233,944 after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes, which may include the repayment of the approximately €821 million outstanding aggregate principal amount of our 1.875% Notes due June 2027 at their scheduled maturity of June 21, 2027 (the “2027 Notes”). See “Use of Proceeds.”
Currency of Payment
All payments of principal and interest, including payments made upon any redemption of either series of the Notes, and Additional Amounts (as defined under “Description of the Notes — Additional Amounts” in this prospectus supplement), if any, will be made in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until euro is again available to us or so used. See “Currency Conversion.”
Additional Amounts
Subject to certain exceptions, we will pay to beneficial owners of Notes who are non-U.S. persons Additional Amounts in the event that withholding or deduction for certain U.S. taxes is required with respect to payments on the Notes, as described under “Description of the Notes — Additional Amounts” in this prospectus supplement.
Further Issuances
We may create and issue further notes ranking equally and ratably with either series of Notes in all respects, on the same terms and conditions (except that the initial public offering price and issue date may vary), so that such further notes will constitute and form a single series with such series of Notes. However, any further notes shall be issued under a separate CUSIP, ISIN or common code unless the further notes are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series or are issued with less than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes.
Listing
Application has been made to Euronext Dublin for the Notes to be admitted to the Official List and to trading on the Global Exchange Market. If such a listing is obtained, we will have no obligation to maintain such listing, and we may delist the Notes at any time. The Global Exchange Market is not a regulated market for the purposes of Directive 2014/65/EU.
Trustee, Registrar and Transfer Agent
The Bank of New York Mellon.
Paying Agent
The Bank of New York Mellon, London Branch.
Governing Law
The indenture and the supplemental indentures under which the Notes are being issued and the Notes will be governed by the laws of the State of New York.
ISIN / Common Code
2031 Notes: XS3512900211 / 351290021
2036 Notes: XS3512902340 / 351290234

Risk Factors
Investing in the Notes involves risks. You should consider carefully all of the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. In particular, you should consider carefully the specific risk factors described in “Risk Factors” in this prospectus supplement, “Considerations Relating to Non-U.S. Dollar Debt Securities” in the accompanying prospectus and Part I, Item 1A. Risk Factors in AIG’s Annual Report on Form 10-K for the year ended December 31, 2025, before purchasing any Notes.

RISK FACTORS
An investment in the Notes involves certain risks. You should carefully consider the risks described below and under “Considerations Relating to Non-U.S. Dollar Debt Securities” in the accompanying prospectus and Part I, Item 1A. Risk Factors of AIG’s Annual Report on Form 10-K for the year ended December 31, 2025, as well as other information included, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, before purchasing any Notes. Events relating to any of the following risks, or other risks and uncertainties, could seriously harm our business, financial condition and results of operations. In such a case, the trading value of the Notes could decline, or we may be unable to meet our obligations under the Notes, which in turn could cause you to lose all or part of your investment.
The Notes are unsecured debt and will be effectively subordinated to any secured obligations we may incur.
The Notes will be our unsecured obligations and will rank effectively junior to any secured obligations we may incur, to the extent of the collateral securing those obligations. For example, if we were unable to repay indebtedness or meet other obligations under our secured debt, the holders of that secured debt may have the right to foreclose upon and sell the assets that secure that debt. In such an event, it is possible that we would not have sufficient funds to pay amounts due on the Notes.
In addition, if we are declared bankrupt, become insolvent or are liquidated or reorganized, holders of our secured debt will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the instruments governing such debt, and any of our secured indebtedness will be entitled to be paid in part or in full, to the extent of our pledged assets or the pledged assets of the guarantors securing that indebtedness before any payment may be made with respect to the Notes from such pledged assets. Secured lenders not paid in full from pledged assets may be entitled to an unsecured claim for the balance of their debt (or such lesser amount as any applicable limited recourse may provide). Holders of the Notes will participate ratably in our remaining assets with all holders of any unsecured indebtedness that does not rank junior to the Notes, based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, there may not be sufficient assets to pay amounts due on the Notes. As a result, holders of the Notes would likely receive less, ratably, than holders of our secured indebtedness.
The indenture relating to each series of Notes and the terms of the Notes contain limited protection for holders of the Notes.
The indenture (described further in “Description of the Notes” below and “Description of Debt Securities AIG May Offer — The Senior, Subordinated and Junior Debt Indentures” in the accompanying prospectus) under which each series of Notes will be issued and the terms of the Notes offer limited protection to holders of the Notes. In particular, the terms of the indenture and the terms of the Notes will not place any restrictions on our or our subsidiaries’ ability to:
•
engage in a change of control transaction;

•
subject to the covenant discussed under “Description of the Notes — Limitation on Liens Covenant,” issue secured debt or secure existing unsecured debt;

•
issue debt securities or otherwise incur additional unsecured indebtedness or other obligations;

•
purchase or redeem or make any payments in respect of capital stock or other securities ranking junior in right of payment to the Notes;

•
pay dividends;

•
sell assets;

•
enter into transactions with related parties; or

•
conduct other similar transactions that may adversely affect the holders of the Notes.

Furthermore, the terms of the indenture and the terms of the Notes will not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition or results of operations, as they will not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow or liquidity. In addition, the Notes do not provide for a step-up in interest on, or any other protection against, a decline in our credit ratings.
Our ability to incur additional debt and take a number of other actions that are not limited by the terms of the indenture or the Notes could negatively affect the value of the Notes.
In addition, our existing credit facilities include more protections for the lenders thereunder than are available to holders of the Notes under the indenture and the terms of the Notes. For example, subject to certain exceptions, our existing credit facilities restrict our ability and the ability of certain of our subsidiaries to, among other things, incur certain types of liens, merge, consolidate or sell all or substantially all of our assets. Our existing credit facilities also require us to maintain a specified total consolidated net worth and consolidated total debt to consolidated total capitalization. If we fail to comply with those covenants and are unable to obtain a waiver or amendment, an event of default would result under our existing credit facilities, and the lenders thereunder could, among other things, declare any outstanding borrowings under our existing credit facilities immediately due and payable. However, because the Notes do not contain similar covenants, such events may not constitute an event of default under the Notes and the holders of the Notes would not be able to accelerate the payment under the Notes. As a result, holders of the Notes may be effectively subordinated to the lenders of our existing credit facilities, and to new lenders or note holders, to the extent the instruments they hold include similar protections.
We and our subsidiaries have significant leverage and debt obligations. Payments on the Notes will depend on receipt of dividends and distributions from our subsidiaries, and the Notes will be structurally subordinated to the existing and future indebtedness of our subsidiaries.
We are a holding company and we conduct substantially all of our operations through subsidiaries. We are also permitted, subject to certain limitations under our existing indebtedness and limits that may be imposed by regulatory agencies, to obtain additional long-term debt and working capital lines of credit to meet future financing needs. This would have the effect of increasing our total leverage. Furthermore, subject to the covenant discussed under “Description of the Notes — Limitation on Liens Covenant,” the indenture relating to each series of Notes does not prohibit us or our subsidiaries from incurring additional secured or unsecured indebtedness. As of June 30, 2026, we had approximately $9.1 billion of consolidated debt. See “Capitalization” below for our outstanding debt as adjusted to give effect to this offering.
We depend on dividends, distributions and other payments from our subsidiaries to fund payments on the Notes. Further, the majority of our investments are held by our regulated subsidiaries. Our subsidiaries may be limited in their ability to make dividend payments or advance funds to us in the future because of the need to support their own capital levels or because of regulatory limits.
Our right to participate in any distribution of assets from any subsidiary upon the subsidiary’s liquidation or otherwise is subject to the prior claims of any preferred equity interest holders and creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. To the extent that we are a creditor of a subsidiary, our claims would be subordinated to any security interest in the assets of that subsidiary and/or any indebtedness of that subsidiary senior to that held by us. As a result, the Notes will be structurally subordinated to all existing and future liabilities of our subsidiaries. You should look only to the assets of American International Group, Inc. as the source of payment for the Notes, and not those of our subsidiaries.
An increase in market rates could result in a decrease in the value of the Notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase the Notes and market interest rates increase, the market value of your Notes may decline.
The trading market for the Notes may be limited and you may be unable to sell your Notes at a price that you deem sufficient.
Each series of Notes being offered by this prospectus supplement and the accompanying prospectus is a new issue of securities for which there is currently no active trading market. Application has been made to

Euronext Dublin for the Notes to be admitted to the Official List and to trading on the Global Exchange Market. If such a listing is obtained, we will have no obligation to maintain such listing and we may delist the Notes at any time.
The Notes are intended to be held in a manner which will allow the Notes to be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations (“Eurosystem eligibility”). Such Eurosystem eligibility recognition will depend upon the European Central Bank being satisfied that Eurosystem eligibility criteria have been met. Should the European Central Bank determine that the Notes satisfy Eurosystem eligibility criteria, the European Central Bank may at any time during the life of the Notes change its Eurosystem eligibility criteria and/or determine that the Notes no longer satisfy Eurosystem eligibility criteria. We have no obligation to maintain Eurosystem eligibility or meet Eurosystem eligibility criteria either upon issue or at any or all times during the life of the Notes.
The underwriters currently intend, but are not obligated, to make a market for the Notes of either series and may cease doing so at any time. As a result, an active trading market may not develop for the Notes, or if one does develop, it may not be sustained. If an active trading market fails to develop or cannot be sustained, you may not be able to resell your Notes of either series at their fair market value or at all.
Whether or not a trading market for either series of the Notes develops, neither we nor the underwriters can provide any assurance about the market price of the Notes. Several factors, many of which are beyond our control, might influence the market value of the Notes, including:
•
our creditworthiness and financial condition (whether actual or perceived);

•
actions by credit rating agencies;

•
the market for similar securities;

•
prevailing interest rates;

•
the time remaining until the Notes mature; and

•
economic, financial, geopolitical, regulatory and judicial events that affect us, the industries and markets in which we are doing business, and the financial markets generally.

Financial market conditions and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations, including the volatility that has characterized recent market conditions, could have an adverse effect on the price of the Notes, regardless of our prospects and financial performance and condition.
As a result of one or more of those factors, the Notes that an investor purchases may trade at a discount to the price that the investor paid for such Notes. Moreover, these factors interrelate in complex ways, and the effect of one factor may offset or enhance the effect of another factor.
There are potential conflicts of interest between holders of the Notes and the quotation agent.
AIG Markets, Inc., our subsidiary, will serve as the quotation agent in connection with any redemption of either series of the Notes. The quotation agent will determine the redemption price of the Notes. The quotation agent will exercise discretion and judgment in performing these duties. Absent manifest error, all determinations by the quotation agent will be final and binding on investors, without any liability on our part. The exercise of this discretion by the quotation agent could adversely affect the redemption price of the Notes. Investors will not be entitled to any compensation from us for any loss suffered as a result of any determinations by the quotation agent, even though the quotation agent may have a conflict of interest at the time of such determinations.
The Notes permit us to make payments in U.S. dollars if we are unable to obtain euro.
If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars at a rate determined pursuant to the procedures set forth in “Currency Conversion.” Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default under either series of the Notes or the indenture.
An investment in the Notes by a purchaser whose home currency is not euro entails significant risks.
All payments of principal and interest, including payments made upon any redemption of each series of the Notes, and Additional Amounts, if any, in respect of the Notes will be made in euro, except in limited circumstances. See “Currency Conversion.” An investment in the Notes by a purchaser whose home currency is not euro entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder’s home currency and euro and the possibility of the imposition or subsequent modification of foreign exchange controls.
These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In the past, rates of exchange between euro and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future. In addition, if one or more member states of the European Monetary Union were to withdraw from that Union and cease to use the euro as their currency, the value of the euro could be materially adversely affected.
Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the Notes. Depreciation of euro against the holder’s home currency would result in a decrease in the effective yield of the Notes below its coupon rate and, in certain circumstances, could result in a loss to a holder.
Trading in the clearing systems is subject to minimum denomination requirements.
The terms of the Notes provide that Notes will be issued with a minimum denomination of €100,000 and multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such Notes in accordance with the provisions of the relevant Global Notes, a holder who does not have the minimum denomination or any integral multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.
The Global Notes are held by or on behalf of Euroclear and Clearstream and, therefore, holders of the Notes will have to rely on their procedures for transfer, payment and communication with us.
The Notes will be represented by the Global Notes which will be held under the NSS with a Common Safekeeper for Euroclear and Clearstream. Except in certain limited circumstances, holders of the Notes will not be entitled to receive certificated Notes in exchange for interests in the Global Notes. While the Notes are represented by the Global Notes, holders of the Notes will be able to trade their beneficial interests only through Euroclear and Clearstream.
We will discharge our payment obligations under the Notes by making payments to or to the order of the Common Safekeeper for Euroclear and Clearstream for distribution to their accountholders. A holder of a beneficial interest in the Global Notes must rely on the procedures of Euroclear and Clearstream to receive payments under the Notes. We have no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in the Global Notes.
Holders of beneficial interests in the Global Notes will not have a direct right to vote in respect of the Notes. Instead, such holders will be permitted to act directly only to the extent that they are enabled in accordance with the procedures of Euroclear and Clearstream to appoint appropriate proxies.
Our credit ratings may not reflect all risks of an investment in the Notes.
Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. Our credit ratings, however, may not reflect the potential impact of risks related to market or other factors discussed in this prospectus supplement and the accompanying prospectus on the value of the Notes. Any rating assigned to us or the Notes may be withdrawn entirely by a credit rating agency, may be suspended or may be lowered, if, in that credit rating agency’s judgment, circumstances relating to the basis of the rating so warrant. Moreover, the rating agencies that currently, or may in the future, publish a rating for us or the Notes may change the methodologies that they use for analyzing securities with features similar to the Notes. Ratings may be impacted by a number of factors that can change over time, including, but not limited to, the credit rating agency’s assessment of:
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our strategy and management’s capability;

•
our financial condition, including in respect of capital, funding and liquidity;

•
competitive, economic, legal and regulatory conditions in our key markets, including those markets where we have large exposures or on which our operating results, including revenues, are substantially dependent;

•
the level of political support for the industries in which we operate; and

•
legal and regulatory frameworks affecting our legal structure, business activities and the rights of our creditors.

CURRENCY CONVERSION
All payments of principal and interest, including payments made upon any redemption of each series of the Notes, and Additional Amounts, if any, will be made in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars by us at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second business day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in our sole discretion on the basis of the most recently available market exchange rate for euro. See “Description of the Notes — Issuance in Euro and Payment on the Notes.” Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default under either series of the Notes or the indenture.
As of September 11, 2026, the euro/U.S. dollar exchange rate was €1.00 = $1.1604, as announced by the Board of Governors of the Federal Reserve System.
Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors” and “Material United States Taxation Considerations” in the accompanying prospectus.

USE OF PROCEEDS
The net proceeds to us from the sale of the Notes, after deduction of underwriting discounts and estimated offering expenses payable by us, are anticipated to be approximately €1,114,233,944, or $1,292,957,069 based on the exchange rate of €1.00 = $1.1604 on September 11, 2026, as announced by the Board of Governors of the Federal Reserve System.
We intend to use the net proceeds from this offering for general corporate purposes, which may include the repayment of the approximately €821 million outstanding aggregate principal amount of our 1.875% Notes due June 2027 at their scheduled maturity of June 21, 2027 (the “2027 Notes”).

CAPITALIZATION
The following table sets forth our consolidated cash and our consolidated capitalization as of June 30, 2026:
•
on an actual basis; and

•
as adjusted to give effect to the offering of the Notes.

You should read the information in this table together with our consolidated financial statements and the related notes in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.
	At June 30, 2026
	Actual	As Adjusted for the Issuance of the Notes(1)
	(In millions)
Cash	$1,490	$2,783
Debt:
Debt issued or guaranteed by AIG:
General Borrowings:
Notes and bonds payable	8,482	9,787
Junior subordinated debt	481	481
Borrowings supported by assets	10	10
Total debt issued or guaranteed by AIG	8,973	10,278
Debt of consolidated investment entities – not guaranteed by AIG	154	154
Total debt	9,127	10,432
Shareholders’ equity:
Common stock, $2.50 par value; 5,000,000,000 shares authorized; shares issued: 1,906,671,492	4,766	4,766
Treasury stock, at cost; 1,381,952,801 shares of common stock	(72,283)	(72,283)
Additional paid-in capital	75,341	75,341
Retained earnings	38,388	38,388
Accumulated other comprehensive loss	(5,606)	(5,606)
Total AIG shareholders’ equity	40,606	40,606
Non-redeemable noncontrolling interests	20	20
Total equity	40,626	40,626
Total capitalization	$49,753	$51,058

(1)
The as adjusted amounts include the U.S. dollar equivalent of the aggregate principal amount of the Notes being offered hereby converted from euro using the exchange rate of €1.00 = $1.1604 on September 11, 2026, as announced by the Board of Governors of the Federal Reserve System.

DESCRIPTION OF THE NOTES
We have summarized below certain terms of the 2031 Notes and the 2036 Notes. This summary supplements and amends the general description of the Notes contained in the accompanying prospectus. Any information regarding the Notes contained in this prospectus supplement that is inconsistent with information in the accompanying prospectus will apply and will supersede any inconsistent information in the accompanying prospectus.
You should refer to the Indenture, dated as of October 12, 2006, between us and The Bank of New York Mellon, as trustee, as supplemented by the Fourth Supplemental Indenture, dated as of April 18, 2007, and the Eighth Supplemental Indenture, dated as of December 3, 2010, and with respect to each series of Notes, as further supplemented by the applicable supplemental indenture governing such series of Notes. The Indenture, as so supplemented, is referred to as the “Indenture” in this prospectus supplement. The Indenture, including these supplemental indentures, has been filed as an exhibit to the registration statement, or will be filed as an exhibit to our Current Report on Form 8-K relating to this offering. The following summary, together with the descriptions in the accompanying prospectus, of certain provisions of the Notes and the Indenture does not purport to be complete and is subject, and qualified in its entirety by reference, to all of the provisions of the Notes and the Indenture, including the definitions of terms therein. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus for details on how you may obtain a copy of the Indenture from us.
Each series of Notes will be issued as a separate series of the debt securities under the Indenture, as described herein and in the accompanying prospectus.
General
Each series of Notes will be issued in fully registered form without interest coupons in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof and will be represented by a Global Note (as defined above) that will be deposited with, or on behalf of, the Common Safekeeper for Euroclear and Clearstream and issued to and registered in the name of a nominee of the Common Safekeeper.
Each series of Notes will be unsecured obligations of AIG and will rank equally with each other series of Notes and all of our other existing and future unsecured indebtedness. See “Risk Factors — The Notes are unsecured debt and will be effectively subordinated to any secured obligations we may incur” in this prospectus supplement for additional information on this risk. In addition, the Notes will be structurally subordinated to all future and existing obligations of our subsidiaries, which is significant. See “Risk Factors — We and our subsidiaries have significant leverage and debt obligations. Payments on the Notes will depend on receipt of dividends and distributions from our subsidiaries, and the Notes will be structurally subordinated to the existing and future indebtedness of our subsidiaries” in this prospectus supplement for additional information on this risk.
The 2031 Notes will be issued in an initial aggregate principal amount of €625,000,000, and the 2036 Notes will be issued in an initial aggregate principal amount of €500,000,000. We may, without the consent of the holders of the Notes of a series, increase the principal amount of the Notes of such series by issuing additional notes on the same terms and conditions (except that the initial public offering price, issue date and initial interest payment date may vary). The Notes of such series being offered by this prospectus supplement and any additional notes of the same series would rank equally and ratably and would be treated as a single class for all purposes of the Indenture. However, any additional notes shall be issued under a separate CUSIP, ISIN or common code from the Notes of such series being offered by this prospectus supplement unless the further notes are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series or are issued with less than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes.
The 2031 Notes will mature on September 24, 2031, and the 2036 Notes will mature on September 24, 2036. Principal of and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at our office or agency maintained for that purpose in the City of London, which is initially the London office of The Bank of New York Mellon, London Branch, at 160 Queen Victoria Street, London

EC4V 4LA, United Kingdom. No service charge will be made for any registration of transfer or exchange of the Notes, except for any tax or other governmental charge that may be imposed in connection therewith.
Currently, there is no public market for the Notes. Application has been made to Euronext Dublin for the Notes to be admitted to the Official List and to trading on the Global Exchange Market thereof. If such a listing is obtained, we will have no obligation to maintain such listing and we may delist the Notes at any time. The Global Exchange Market is not a regulated market for the purposes of Directive 2014/65/EU.
The Notes do not provide for any sinking fund or permit holders to require us to repurchase the Notes.
For so long as the Notes are in book-entry form, payments of principal and interest, including payments made upon any redemption of either series of the Notes, and Additional Amounts, if any, will be made to Euroclear, Clearstream or to the nominee of the Common Safekeeper, as the case may be, as registered holder thereof. We may issue definitive Notes in the limited circumstances set forth in “— Book-Entry System” below.
“Business Day” for the purposes of the Notes means each Monday, Tuesday, Wednesday, Thursday or Friday (i) that is not a day on which banking institutions in The City of New York or The City of London are authorized or obligated by law or executive order to close and (ii) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system, or the TARGET2 system, or any successor thereto (e.g., the T2 system), operates.
Issuance in Euro and Payment on the Notes
Initial holders will be required to pay for the Notes in euro, and all payments of principal and interest, including payments made upon any redemption of each series of the Notes, and Additional Amounts, if any, will be payable in euro.
If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars by us at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second business day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in our sole discretion on the basis of the most recently available market exchange rate for euro. Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default under either series of the Notes or the Indenture. See “Currency Conversion.”
Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors — An investment in the Notes by a purchaser whose home currency is not euro entails significant risks.” See “Risk Factors” and “Material United States Taxation Considerations” in the accompanying prospectus.
Interest
The 2031 Notes will bear interest at the rate of 4.250% per annum, payable annually in arrears on September 24, commencing on September 24, 2027 to holders of record on the immediately preceding business day on which each of Euroclear and Clearstream is open for business. The 2036 Notes will bear interest at the rate of 4.750% per annum, payable annually in arrears on September 24, commencing on September 24, 2027 to holders of record on the immediately preceding business day on which each of Euroclear and Clearstream is open for business. Interest on each series of Notes will be computed on the basis of (i) the actual number of days in the period for which interest is being calculated and (ii) the actual number of days from and including the last date on which interest was paid on such series of Notes (or

September 24, 2026 if no interest has been paid on such series of Notes), to but excluding the next scheduled interest payment date, as the case may be. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Markets Association.
On the applicable maturity date for each series of Notes, holders will be entitled to receive 100% of the principal amount of such series of Notes plus accrued and unpaid interest, if any. If any interest payment date or the applicable maturity date of the Notes falls on a day that is not a Business Day, we will make the required payment on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.
Optional Redemption
At any time prior to the applicable Par Call Date, we may redeem the Notes of either series in whole or in part, at our option, from time to time at a redemption price equal to the greater of:
•
100% of the principal amount of the Notes to be redeemed; and

•
as determined by the quotation agent (as defined below), the sum of the present values of the Remaining Scheduled Payments (as defined below) (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below), plus (i) 15 basis points, in the case of the 2031 Notes, and (ii) 20 basis points, in the case of the 2036 Notes;

together, in each case, with accrued and unpaid interest on the principal amount of the Notes to be redeemed to, but not including, the date of redemption.
On and after the applicable Par Call Date, the Notes of each series will be redeemable in whole or in part from time to time, at our sole option, at a redemption price equal to 100% of the aggregate principal amount of the applicable series of Notes to be redeemed plus accrued and unpaid interest on the principal amount of the Notes of such series to be redeemed, if any, to, but not including, the redemption date.
The definitions of certain terms used in this section above are listed below.
“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate (as defined below) calculation, at the discretion of the quotation agent, a German federal government bond whose maturity is closest to the maturity of the Notes, or if such quotation agent in its discretion determines that such similar bond is not in issue, such other German federal government bond as the quotation agent may determine to be appropriate for determining the Comparable Government Bond Rate.
“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third Business Day prior to the date fixed for redemption, of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by the quotation agent.
“Par Call Date” means for the 2031 Notes, August 24, 2031 (one month prior to maturity) and for the 2036 Notes, June 24, 2036 (three months prior to maturity).
“Quotation agent” means AIG Markets, Inc. or any other firm appointed by us, acting as quotation agent. AIG Markets, Inc. is our subsidiary.
“Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced (solely for the purposes of this calculation) by the amount of interest accrued thereon to such redemption date.
All calculations made by the quotation agent for the purposes of calculating the redemption price of the Notes shall be conclusive and binding on the holders of the Notes, the trustee and us, absent manifest error. See “Risk Factors — There are potential conflicts of interest between holders of the Notes and the quotation agent.” The trustee shall have no responsibility to calculate, or to verify the quotation agent’s calculation of, any redemption price.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedure) at least 10 days but not more than 60 days before the redemption date to each holder of record of the Notes of the applicable series to be redeemed at its registered address. The notice of redemption for such Notes will state, among other things, the amount of Notes of the applicable series to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of Notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.
If we elect to redeem a portion but not all of a series of Notes, the Notes of such series to be redeemed shall be selected in accordance with Euroclear/Clearstream’s applicable procedures. Notes may be redeemed in part in the minimum authorized denomination for Notes or in any integral multiple of such amount.
The Notes are also subject to redemption prior to maturity if certain events occur involving United States taxation. See “Description of the Notes — Tax Redemption.”
Additional Amounts
All payments of principal and interest in respect of the Notes will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the United States or any political subdivision or taxing authority of or in the United States (collectively, “Taxes”), unless such withholding or deduction is required by law.
In the event such withholding or deduction of Taxes is required by law, subject to the limitations described below, we will pay to the holder or beneficial owner of any Note that is a non-U.S. person such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment of principal of or interest on the Notes (including upon redemption), after deduction or withholding for or on account of such Taxes, will not be less than the amount provided for in such Note to be then due and payable before deduction or withholding for or on account of such Taxes.
However, our obligation to pay Additional Amounts shall not apply to:
(a)
any Taxes which would not have been so imposed, withheld or deducted but for:

(1)
the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the United States, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in a trade or business in the United States or being or having been present in the United States or having or having had a permanent establishment in the United States;

(2)
the failure of any holder, beneficial owner or intermediary to comply with any applicable certification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the United States of such holder, beneficial owner or intermediary or otherwise to establish entitlement to a partial or complete exemption from such Taxes (including, but not limited to, the requirement to provide Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8ECI, or any subsequent versions thereof or successor thereto, and including, without limitation, any documentation requirement under an applicable income tax treaty); or

(3)
such holder’s or beneficial owner’s present or former status as a personal holding company, foreign personal holding company, controlled foreign corporation, passive foreign investment company or foreign tax exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

(b)
any Taxes imposed, required, withheld or deducted by reason of the holder or beneficial owner:

(1)
owning or having owned, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of our stock,

(2)
being a bank receiving interest described in section 881(c)(3)(A) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or

(3)
being a controlled foreign corporation with respect to the United States that is related to us by stock ownership;

(c)
any Taxes which would not have been so imposed, withheld or deducted but for the presentation by the holder or beneficial owner of such Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment of the Note is duly provided for and notice is given to holders, whichever occurs later, except to the extent that the holder or beneficial owner would have been entitled to such Additional Amounts on presenting such Note on any date during such 30-day period;

(d)
any estate, inheritance, gift, sales, transfer, capital gains, personal property, excise, wealth, interest equalization or similar Taxes;

(e)
any Taxes which are payable otherwise than by withholding from any payment of principal of or interest on such Note;

(f)
any Taxes which are payable by a holder that is not the beneficial owner of the Note, or a portion of the Note, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an Additional Amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;

(g)
any Taxes required to be withheld by any paying agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by any other paying agent;

(h)
any Taxes that would not have been imposed, withheld or deducted but for a change in any law, treaty, regulation, or administrative or judicial interpretation that becomes effective after the applicable payment becomes due or is duly provided for, whichever occurs later, to the extent such change in law, treaty, regulation, or administrative or judicial interpretation would apply retroactively to such payment;

(i)
any Taxes imposed, withheld or deducted under Sections 1471 through 1474 of the Code (or any amended or successor provisions that are substantively comparable) and any current or future regulations or official interpretations thereof (“FATCA”), any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or

(j)
any combination of items (a), (b), (c), (d), (e), (f), (g), (h) and (i).

For purposes of this section, the acquisition, ownership, enforcement or holding of or the receipt of any payment with respect to a Note will not constitute a connection (1) between the holder or beneficial owner and the United States or (2) between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity and the United States.

Any reference in this prospectus supplement and the accompanying prospectus, in the Indenture or in the Notes to principal or interest shall be deemed to refer also to Additional Amounts which may be payable under the provisions of this section.
Except as specifically provided in the Notes, we will not be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority of or in any government or political subdivision.
Tax Redemption
Either series of the Notes may be redeemed at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount of the applicable series of Notes to be redeemed, together with interest accrued and unpaid on the Notes to be redeemed to, but excluding, the date fixed for redemption, at any time, on giving not less than 10 nor more than 60 days’ notice if:
(a)
we have or will become obligated to pay Additional Amounts with respect to such series of the Notes as a result of any change in or amendment to the laws, regulations or rulings of the United States or any political subdivision or any taxing authority of or in the United States affecting taxation, or any change in or amendment to an official application, interpretation, administration or enforcement of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, or

(b)
any action shall have been taken by a taxing authority, or any action has been brought in a court of competent jurisdiction, in the United States or any political subdivision or taxing authority of or in the United States, including any of those actions specified in (a) above, whether or not such action was taken or brought with respect to us, or any change, clarification, amendment, application or interpretation of such laws, regulations or rulings shall be officially proposed, in any such case on or after the date of this prospectus supplement, which results in a substantial likelihood that we will be required to pay Additional Amounts with respect to such series of Notes on the next interest payment date.

However, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which we would be, in the case of a redemption for the reasons specified in (a) above, or there would be a substantial likelihood that we would be, in the case of a redemption for the reasons specified in (b) above, obligated to pay such Additional Amounts if a payment in respect of the Notes were then due and at the time such notification of redemption is given such circumstance remains in effect.
Prior to the mailing of any notice of redemption pursuant to this section, we will deliver to the Trustee:
(a)
a certificate signed by one of our duly authorized officers stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right so to redeem have occurred, and

(b)
a written opinion of independent legal counsel of recognized standing to the effect that we have or will become obligated to pay such Additional Amounts as a result of such change or amendment or that there is a substantial likelihood that we will be required to pay such Additional Amounts as a result of such action or proposed change, clarification, amendment, application or interpretation, as the case may be.

Such notice, once delivered by us to the Trustee, will be irrevocable.
Limitation on Liens Covenant
We have made a covenant with respect to the Notes of each series that we will not, and will not permit any Designated Subsidiary (as defined below) to, directly or indirectly, create, issue, assume, incur or guarantee any indebtedness for money borrowed (other than non-recourse indebtedness) which is secured by a mortgage, pledge, lien, security interest or other encumbrance of any nature on any of the present or future voting stock of a Designated Subsidiary unless the Notes and, if we so elect, any of our other indebtedness ranking at least pari passu with the Notes, are secured equally and ratably with (or prior to)

such other secured indebtedness. For purpose of this covenant, “Designated Subsidiary” means American Home Assurance Company, National Union Fire Insurance Company of Pittsburgh, Pa., and any subsidiary the assets of which exceed 20% of our consolidated assets, to be determined as of the last day of the most recent calendar quarter ended at least 30 days prior to the date of such determination and in accordance with generally accepted accounting principles as in effect on the last day of such calendar quarter. As of June 30, 2026, AIG Property Casualty Inc., AIG Property Casualty U.S., Inc., AIG Property Casualty International, LLC and AIG International Holdings GMBH had assets that exceeded 20% of our consolidated assets.
Other than the covenant described above and the provisions described in “Description of Debt Securities AIG May Offer — Special Situations — Mergers and Similar Transactions” in the accompanying prospectus, the Indenture or the Notes do not contain other provisions that afford holders of the Notes of either series protection in the event we:
•
engage in a change of control transaction;

•
subject to the covenant discussed above, issue secured debt or secure existing unsecured debt;

•
issue debt securities or otherwise incur additional unsecured indebtedness or other obligations;

•
purchase or redeem or make any payments in respect of capital stock or other securities ranking junior in right of payment to the Notes;

•
sell assets;

•
pay dividends;

•
enter into transactions with related parties; or

•
conduct other similar transactions that may adversely affect the holders of the Notes.

See “Risk Factors The indenture relating to each series of Notes and the terms of the Notes contain limited protection for holders of the Notes” for a further discussion of the limited protections provided to holders of the Notes.
Defeasance
The defeasance provisions of the Indenture will apply to the Notes. See “Description of Debt Securities AIG May Offer — Defeasance” beginning on page 10 in the accompanying prospectus.
Governing Law
The Indenture and the Notes of each series will be governed by, and construed in accordance with, the laws of the State of New York.
Book-Entry System
We have obtained the information in this section concerning Euroclear and Clearstream and their book-entry systems and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Euroclear and Clearstream as they are currently in effect. These systems could change their rules and procedures at any time.
The Notes will be issued in the form of Global Notes. The Global Notes are intended to be eligible to be pledged as collateral in European central banking and monetary operations and to be held under the NSS. The Global Notes will be deposited with, or on behalf of, a Common Safekeeper for Euroclear and Clearstream and issued to and registered in the name of a nominee of the Common Safekeeper. Except as set forth below, the Notes may be transferred, in whole and not in part, only to another nominee of Euroclear and Clearstream. You may hold your interests in the Notes through Euroclear or Clearstream, either as a participant in such systems or indirectly through organizations which are participants in such systems. Euroclear and Clearstream will hold interests in the Notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Euroclear’s or Clearstream’s names on the books of their respective depositaries. Book-entry interests in the Notes and all transfers relating to the Notes will be reflected in the book-entry records of Euroclear and Clearstream.
The distribution of each series of Notes will be cleared through Euroclear and Clearstream. Any secondary market trading of book-entry interests in the Notes will take place through Euroclear and Clearstream participants and will settle in same-day funds. Owners of book-entry interests in the Notes will receive payments relating to their Notes in euro, except in limited circumstances. See “Currency Conversion.”
Euroclear and Clearstream have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.
The policies of Euroclear and Clearstream will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. We have no responsibility for any aspect of the records kept by Euroclear or Clearstream or any of their direct or indirect participants. We also do not supervise these systems in any way.
Euroclear and Clearstream and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.
Except as provided below, owners of beneficial interests in the Notes will not be entitled to have the Notes registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders of the Notes under the Indenture, including for purposes of receiving any reports delivered by us or the Trustee pursuant to the Indenture. Accordingly, each person owning a beneficial interest in a Note must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of Notes.
So long as the nominee of the Common Safekeeper is the registered holder and owner of the Global Notes, such nominee will be considered the sole legal owner and holder of the Notes evidenced by the Global Notes for all purposes of such Notes. Except as set forth below, as an owner of a beneficial interest in the Global Notes, you will not be entitled to have the Notes represented by the Global Notes registered in your name, will not receive or be entitled to receive physical delivery of certificated Notes in definitive form and will not be considered to be the owner or holder of any Notes held in the form of the Global Notes. We understand that under existing industry practice, in the event an owner of a beneficial interest in the Global Notes desires to take any action that the nominee of the Common Safekeeper, as the holder of the Global Note, is entitled to take, the Common Safekeeper will authorize the participants to take such action, and that the participants will authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.
All payments on Notes represented by the Global Notes registered in the name of the nominee of the Common Safekeeper and held by the Common Safekeeper will be made to Euroclear and Clearstream or the nominee of the Common Safekeeper, as the case may be, as the registered owner and holder of the Global Notes.
We expect that Euroclear and Clearstream, upon receipt of any payment on the Global Notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the Global Notes as shown on the records of Euroclear and Clearstream. We also expect that payments by participants or indirect participants to owners of beneficial interest in the Global Notes held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between Euroclear and Clearstream and their participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the Global Notes owning through such participants or indirect participants.
Although Euroclear and Clearstream customarily operate the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants or indirect participants of Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility or liability for the performance by either Euroclear or Clearstream or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Clearstream
Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thus eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in a number of countries.
Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.
Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream customer either directly or indirectly.
Euroclear
Euroclear advises that the Euroclear System was created in 1968 to hold securities for participants in the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including U.S. dollars and euro. The Euroclear System provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.
The Euroclear System is operated by Euroclear, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. Euroclear conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear, not the cooperative. The cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law govern securities clearance accounts and cash accounts with Euroclear. Specifically, these terms and conditions govern:
(a)
transfers of securities and cash within the Euroclear System;

(b)
withdrawal of securities and cash from the Euroclear System; and

(c)
receipts of payments with respect to securities in the Euroclear System.

All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.
Euroclear further advises that investors that acquire, hold and transfer interests in the Notes by book-entry through accounts with Euroclear or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the Notes.
Euroclear advises that under Belgian law, investors that are credited with securities on the records of Euroclear have a co-property right in the fungible pool of interests in securities on deposit with Euroclear in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of Euroclear, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with Euroclear. If Euroclear did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all Euroclear participants credited with such interests in securities on Euroclear’s records, all Euroclear participants having an amount of interests in securities of such type credited to their accounts with Euroclear would have the right under Belgian law to the return of their pro rata share of the amount of interest in securities actually on deposit.
Under Belgian law, Euroclear is required to pass on the benefits of ownership in any interests in securities on deposit with it, such as dividends, voting rights and other entitlements, to any person credited with such interests in securities on its records.
Clearance and Settlement Procedures
We understand that investors that hold their Notes through Euroclear or Clearstream accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. It is intended that Notes will be credited to the securities custody accounts of Euroclear and Clearstream holders on the settlement date on a delivery against payment basis. None of the Notes may be held through, no trades of the Notes will be settled through, and no payments with respect to the Notes will be made through, The Depository Trust Company in the United States of America.
We understand that secondary market trading between Euroclear and/or Clearstream participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream. Secondary market trading will be settled using procedures applicable to conventional bonds in registered form.
It is important to establish at the time of trading of any Notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.
You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the Notes through Euroclear and Clearstream on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, there may be problems with completing transactions involving Euroclear and Clearstream on the same business day as in the United States. U.S. investors who wish to transfer their interests in the Notes, or to make or receive a payment or delivery of the Notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Euroclear or Clearstream is used.
Euroclear or Clearstream will credit payments to the cash accounts of Euroclear participants or Clearstream customers in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Euroclear or Clearstream, as the case may be, will take any other action permitted to be taken by a holder under the Indenture on behalf of a Euroclear participant or Clearstream customer only in accordance with its relevant rules and procedures.

Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of the Notes among participants of Euroclear and Clearstream. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.
Certificated Notes
Notes represented by the Global Notes will be exchangeable for Note certificates, registered in the names of owners of beneficial interests in the Global Notes, with the same terms and in authorized denominations, only if:
•
we have been notified that Euroclear or Clearstream (or any additional or alternative clearing system approved by us, the trustee, the registrar and the paying agent on behalf of which the Global Note may be held) has been closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or has announced an intention permanently to cease business or does in fact do so; or

•
an event of default in respect of the Notes has occurred and is continuing and the registrar has received a request from Euroclear or Clearstream.

Upon surrender by Euroclear or Clearstream of the Global Notes, we will, at our option, either (i) issue new Global Notes that are not intended to be held under the NSS and have a depositary register the Notes in its book-entry system to the persons identified by the ICSDs as the beneficial owners of the Notes represented by the Global Notes or (ii) issue certificated Notes to each person that Euroclear or Clearstream identifies as a beneficial owner of the Notes represented by the Global Notes. Upon the issuance of certificated Notes, the registrar is required to register the certificated Notes in the name of that person or persons, or their nominee, and cause the certificated Notes to be delivered thereto.
Neither AIG nor the trustee will be liable for any delay by Euroclear or Clearstream or any participant or indirect participant in Euroclear or Clearstream in identifying the beneficial owners of the related Notes and each of those persons may conclusively rely on, and will be protected in relying on, instructions from Euroclear or Clearstream for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued.
Eurosystem Eligibility
The Notes are intended to be held in a manner which will allow Eurosystem eligibility. This means that the Notes are intended upon issue to be deposited with one of the ICSDs as Common Safekeeper (and registered in the name of a nominee of one of the ICSDs acting as Common Safekeeper), but does not necessarily mean that the Notes will be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon the European Central Bank being satisfied that Eurosystem eligibility criteria have been met.
Concerning the Trustee
The Bank of New York Mellon, 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262, initially will be the trustee under the Indenture and also the transfer agent and registrar for each series of Notes. We have entered, and from time to time may continue to enter, into banking or other relationships with The Bank of New York Mellon or its affiliates. See “Description of Debt Securities AIG May Offer — Our Relationship with the Trustee” beginning on page 12 in the accompanying prospectus.
Payment and Paying Agent
We will pay principal of, and any premium, interest and Additional Amounts on, each series of Notes at the office of the paying agent designated by us, except that we may pay interest by check mailed to the registered holder or by wire transfer if the registered holder requests in writing to the trustee at least 15 days prior to the date for payment.

All moneys we pay to a paying agent of the trustee for the payment of principal of, or any premium, interest or additional amounts on, a Note which remains unclaimed at the end of two years will be repaid to us, and the holder of the Note may then look only to us for payment.
The Bank of New York Mellon, London Branch, 160 Queen Victoria Street, London EC4V 4LA, United Kingdom, will act as paying agent for the Notes.

DIRECTORS AND EXECUTIVE OFFICERS OF AMERICAN INTERNATIONAL GROUP, INC.
Directors
As of the date of this prospectus supplement, the directors of AIG (in such capacity, each having their business address at 1271 Avenue of the Americas, New York, New York 10020-1304), together with the principal occupations held by them, are:
Name	Principal Occupation
Eric Andersen	President and CEO, AIG
James Cole, Jr.	Chairman and CEO of The Jasco Group, LLC; Former Delegated Deputy Secretary of Education and General Counsel of the U.S. Department of Education
John (Chris) Inglis	Senior Strategic Advisor, Paladin Capital Group
Courtney Leimkuhler	Founder and Managing Partner of Springbank; Former Chief Financial Officer of Marsh
Linda A. Mills	Former Corporate Vice President of Operations, Northrop Grumman Corporation
Diana M. Murphy	Managing Director, Rocksolid Holdings, LLC
Juan R. Perez	Former Chief Information Officer Advisor, Salesforce
Peter R. Porrino	Former Executive Vice President & Chief Financial Officer, XL Group Ltd
John G. Rice	Chair of the Board, AIG; Former Non-Executive Chairman, GE Gas Power; Former President & CEO, GE Global Growth Organization
Thomas S. Stoddard	Former Vice Chairman of Global Investment Banking, Bank of America Corporation
Vanessa A. Wittman	Former Chief Financial Officer, Glossier, Inc.
Executive Officers
As of the date of this prospectus supplement, the executive officers of AIG (in such capacity, each having their business address at 1271 Avenue of the Americas, New York, New York 10020-1304), are:
Name	Title
Eric Andersen	President and CEO
Ed Dandridge	Executive Vice President, Chief Marketing & Communications Officer
Rose Marie Glazer	Executive Vice President, General Counsel
Scott Hallworth	Executive Vice President, Chief Digital Officer
Jon Hancock	Executive Vice President, Chief Executive Officer, General Insurance
Kelly Lafnitzegger	Executive Vice President, Chief Human Resources Officer
Roshan Navagamuwa	Executive Vice President, Chief Information Officer
Chris Schaper	Executive Vice President, Chief Risk Officer
Melissa Twiningdavis	Executive Vice President, Chief Administrative Officer
Keith Walsh	Executive Vice President, Chief Financial Officer
As of the date of this prospectus supplement, we were not aware of any potential material conflicts of interest between the duties that our directors and executive officers owed to us, on the one hand, and their private interests or the duties owed by any of them to any other person, on the other.

UNDERWRITING
Under the terms and subject to the conditions contained in an underwriting agreement, dated the date of this prospectus supplement, the underwriters named below, for whom Deutsche Bank AG, London Branch, J.P. Morgan Securities plc, BNP PARIBAS and Citigroup Global Markets Limited are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the principal amount of the Notes set forth opposite their names below:
Underwriters	Principal Amount of 2031 Notes	Principal Amount of 2036 Notes
Deutsche Bank AG, London Branch	€134,375,000	€107,500,000
J.P. Morgan Securities plc	134,375,000	107,500,000
BNP PARIBAS	118,750,000	95,000,000
Citigroup Global Markets Limited	118,750,000	95,000,000
Barclays Bank PLC	25,000,000	20,000,000
HSBC Bank plc	25,000,000	20,000,000
Merrill Lynch International	25,000,000	20,000,000
NATIXIS	12,500,000	10,000,000
Standard Chartered Bank	12,500,000	10,000,000
ANZ Securities, Inc.	6,250,000	5,000,000
RBC Europe Limited	6,250,000	5,000,000
The Bank of Nova Scotia, London Branch	6,250,000	5,000,000
Total	€625,000,000	€500,000,000
The underwriting agreement provides that the obligations of the underwriters to purchase each series of Notes included in this offering are subject to certain conditions precedent. The underwriters are committed to take and pay for all the Notes of a series being offered, if any are taken.
Each series of Notes is being offered separately and not as part of a unit. The offering of each series of Notes is not cross-conditioned on the offering of the other series of Notes. AIG may sell the 2031 Notes, the 2036 Notes or any combination thereof.
We have been advised by the representatives of the underwriters that the Notes of each series sold by the underwriters to the public initially will be offered at the respective prices set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.200% of the principal amount of the 2031 Notes and up to 0.300% of the principal amount of the 2036 Notes. Any such securities dealers may resell Notes of each series purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.125% of the principal amount of the 2031 Notes and up to 0.250% of the principal amount of the 2036 Notes. After the initial offering of the Notes to the public, the underwriters may from time to time change the public offering price and other selling terms.
The following table shows the per Note and total underwriting discounts to be paid to the underwriters by us. The per Note discount is expressed as a percentage of the principal amount of the Notes.
Per 2031 Note	0.350%
2031 Notes Total	€2,187,500
Per 2036 Note	0.450%
2036 Notes Total	€2,250,000
The Notes of each series are a new issue of securities with no established trading market. Application has been made to Euronext Dublin for the Notes of each series to be admitted to the Official List and to trading on the Global Exchange Market. If such a listing is obtained, we will have no obligation to maintain such listing and we may delist either or both series of the Notes at any time. The Global Exchange Market is not a regulated market for the purposes of Directive 2014/65/EU. We cannot assure you that the prices at which the Notes will sell in the market after this offering will not be lower than the initial offering price or that an active trading market for either series of Notes will develop and continue after this offering. We have been advised by the underwriters that the underwriters intend to make a market in each series of Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for either series of Notes. See “Risk Factors — The trading market for the Notes may be limited and you may be unable to sell your Notes at a price that you deem sufficient” for a further discussion of this risk.
The underwriters intend to offer the Notes for sale either directly or through affiliates or other dealers acting as selling agents. Certain of the underwriters are not U.S. registered broker-dealers and accordingly will not effect any offers or sales of any Notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by U.S. federal and state securities laws and the rules of the Financial Industry Regulatory Authority, Inc.
In connection with the offering of each series of Notes, Deutsche Bank AG, London Branch (the “Stabilizing Manager”), for its own account may, to the extent permitted by applicable laws and directives, over-allot Notes of each series or effect transactions with a view to supporting the market price of either series of the Notes at a level higher than that which might otherwise prevail. This stabilizing, if commenced, may be discontinued at any time. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the Notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the Notes and 60 days after the date of the allotment of the Notes. Any stabilization action or over-allotment must be conducted by the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) in accordance with all applicable laws and rules.
We estimate that total out-of-pocket expenses of this offering payable by us, excluding underwriting discounts, will be approximately $3,700,000.
We have agreed to indemnify the several underwriters against, and to contribute toward, certain liabilities, including liabilities under the Securities Act of 1933, as amended.
Certain of the underwriters or their respective affiliates have rendered and may in the future render various investment banking, lending and commercial banking services and other advisory services to us and our subsidiaries. Certain of the underwriters or their respective affiliates acted as underwriters, representatives or global coordinators in the initial public offering of Corebridge Financial, Inc. (“Corebridge”) and in subsequent secondary sales of common stock of Corebridge and in certain offerings of debt and other securities of Corebridge. Certain of the underwriters or their respective affiliates acted as joint lead arrangers, joint bookrunners, syndication agents, co-documentation agents or are otherwise party to one or more of our credit facilities. Certain of the underwriters or their affiliates may hold some of our outstanding 2027 Notes, which we may repay with the net proceeds from this offering at their scheduled maturity; as a result, such underwriters or their affiliates may receive a portion of the net proceeds of this offering. Certain of the underwriters or their respective affiliates have received, and may in the future receive, customary compensation from us and our subsidiaries for such services.
Certain of the underwriters are full service financial institutions engaged in various activities, including securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Some of the underwriters or their affiliates have a lending relationship with us or our subsidiaries (including as noted above), and certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us or our subsidiaries consistent with their customary risk management policies. A typical hedging strategy would include these underwriters or their affiliates hedging their exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes of either series. Any such credit default swaps and short positions could adversely affect future trading prices of the Notes of either series. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities)

and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve our securities and/or instruments. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Settlement
We expect that delivery of the Notes will be made to investors on or about September 24, 2026, which is the seventh London business day following the date of the pricing of the Notes (“T + 7”). Under the E.U. Central Securities Depositories Regulation, trades in the secondary market are required to settle in two London business days, unless the parties to any such trade expressly agree otherwise. Also, under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle on the first New York business day following the date of any contract for sale, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any date prior to the second London business day, or the first New York business day, before the settlement date will be required to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisers in connection with that election.
Selling Restrictions
No action has been or will be taken by us that would permit a public offering of the Notes, or possession or distribution of this prospectus supplement or the accompanying prospectus or any other offering or publicity material relating to the Notes of either series, in any country or jurisdiction outside the United States where, or in any circumstances in which, action for that purpose is required. Accordingly, the Notes of either series may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus and any other offering or publicity material relating to the Notes of either series may not be distributed or published, in or from any country or jurisdiction outside the United States except under circumstances that will result in compliance with applicable laws and regulations.
Canada
Each series of Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes of any series must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement, together with the accompanying prospectus (including any amendment thereto), contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
EEA
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:

(a)
the expression “retail investor” means a person who is one (or more) of the following:

(1)
a retail client, as defined in point (11) of Article 4(1) of MiFID II; or

(2)
a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Consequently, no key information document required by the PRIIPs Regulation for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Notes. This prospectus supplement and accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
UK
The Notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the UK. For the purposes of this provision, the expression “retail investor” means a person who is not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA.
Consequently, no disclosure document required by the DISC for offering, selling or distributing the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the DISC and the CCI. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in the UK will be made pursuant to one of the exceptions specified in the POATRs. The Notes will not be “admitted to trading” on a “regulated market” in the UK within the meaning of PRM and, accordingly, no document will be required to be published as a prospectus as approved by the FCA in accordance with the PRM. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the PRM or the POATRs.
This communication is only being distributed to and is only directed at (i) persons who are outside the UK or (ii) investment professionals falling within Article 19(5) of the Order or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.
Italy
The offering of the Notes has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, no Notes may be offered, sold or delivered, nor may copies of this prospectus supplement, the accompanying prospectus or any other document relating to the Notes be distributed in Italy, except:
(i)
to qualified investors (investitori qualificati), as defined pursuant to Article 2, letter (e) of Regulation (EU) 2017/1129 and/or any applicable provision of Legislative Decree No. 58 of 24 February 1998, as amended (the “Financial Services Act”), and of CONSOB Regulation No. 11971 of May 14, 1999, as amended (the “Issuers’ Regulation”); or

(ii)
in other circumstances which are exempted from the rules on public offerings pursuant to Article 1 of Regulation (EU) 2017/1129, and/or, to the extent applicable, Article 100 of the Financial Services Act and Article 34-ter of the Issuers’ Regulation.

Moreover, and subject to the foregoing, any offer, sale or delivery of the Notes or distribution of copies of this prospectus supplement, the accompanying prospectus or any other document relating to the offering of the Notes in Italy under (i) or (ii) above must:
(a)
be made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with Financial Services Act, CONSOB Regulation No. 20307 of February 15, 2018 (as amended from time to time), Legislative Decree No. 385 of September 1, 1993, as amended (the “Banking Act”), and any other applicable laws and regulations; and

(b)
comply with any other applicable laws and regulations or requirement imposed by CONSOB, the Bank of Italy (including, where applicable, the reporting requirements pursuant to Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time) and/or any other Italian authority.

Hong Kong
Each underwriter has represented and agreed that:
(i)
it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

(ii)
it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). The Notes are being offered in a private placement to “qualified institutional investors” (tekikaku-kikantoshika) (“QIIs”), as provided under Article 23-13, Paragraph 1 of the FIEA. Any QII acquiring the Notes in any offer may not transfer or resell the Notes except to other QIIs. Accordingly, the Notes and any interest therein may not be and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of any resident of Japan (which term as used herein means any person or entity resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of any resident of Japan, except in each case (i) for the private placement above pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and (ii) in compliance with any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Any investor desiring to acquire the Notes must be aware that the Notes may not be Transferred to any other person unless such person is a QII.
As used herein:
•
“QII” means a qualified institutional investor as defined in the Cabinet Ordinance Concerning Definitions under Article 2 of the FIEA (Ordinance No. 14 of 1993 of the Ministry of Finance of Japan, as amended).

•
“resident of Japan” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

•
“Transfer” means a sale, exchange, transfer, assignment, pledge, hypothecation, encumbrance or other disposition of all or any portion of Notes, either directly or indirectly, to another person. When used as a verb, the terms “Transfer” and “Transferred” shall have correlative meanings.

Republic of Korea
The Notes have not been and will not be registered with the Financial Services Commission of Korea for public offering in the Republic of Korea under the Financial Investment Services and Capital Markets Act of Korea and its subordinate decrees and regulations (collectively, the “FSCMA”). Accordingly, the Notes have not been and will not be offered, sold or delivered, directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in the Republic of Korea or to, or for the account or benefit of, any resident of the Republic of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree and subordinate decrees and regulations (collectively, the “FETL”)) except as otherwise permitted pursuant to the applicable laws and regulations of the Republic of Korea, including the FSCMA and the FETL. In addition, within one year following any issuance of the Notes, the Notes may not be transferred to any resident of the Republic of Korea other than a qualified institutional buyer (as such term is defined in the Notes Issuance and Disclosure Regulations promulgated by the Financial Services Commission of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Notes Issuance and Disclosure Regulations promulgated by the Financial Services Commission of Korea, provided that (a) the Notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 percent of the aggregate issue amount of the Notes, (c) the Notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one- year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant underwriting agreement, subscription agreement, and this prospectus supplement and the accompanying prospectus and (e) the issuer and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor. Furthermore, the Notes may not be resold to residents of the Republic of Korea unless the purchaser of the Notes complies with all applicable regulatory requirements (including, but not limited to, government approval requirements under the FETL) in connection with the purchase of the Notes.
Singapore
Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold the Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell the Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Taiwan
The Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) and/or any other regulatory authority or agency of Taiwan pursuant to relevant securities laws and regulations of Taiwan, and have not been, will not be and may not be sold, issued or offered, directly or indirectly, within Taiwan (i) to investors other than “professional investors” as defined under Article 4 of the Financial Consumer Protection Act of Taiwan, or (ii) through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires registration with or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, distribute, give advice regarding or otherwise intermediate any offering and sale of the Notes in Taiwan or the provision of information relating to this prospectus supplement and the accompanying prospectus, unless otherwise permitted by laws and regulations of Taiwan.
United Arab Emirates
The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (the “UAE”), including the Dubai International Financial Centre (the “DIFC”) or the Abu Dhabi Global Market (the “ADGM”) other than in compliance with the laws of the UAE, the DIFC and the ADGM governing the issue, offering and sale of securities.
Further, this prospectus supplement and the accompanying prospectus do not constitute an offer, sale or delivery of securities in the UAE (including the DIFC or the ADGM) and are not intended to be a public offer.
Each underwriter represents and agrees, and each person to whom this prospectus supplement and the accompanying prospectus (and any accompanying documents) have been issued understands, acknowledges and agrees that the prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the UAE, the Capital Market Authority, the Financial Services Regulatory Authority of the ADGM or the Dubai Financial Services Authority of the DIFC or any other licensing authorities of any of the free zones established and operating in the UAE.

VALIDITY OF THE NOTES
The validity of the Notes will be passed upon for us by Sullivan & Cromwell LLP, New York, New York, and for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Cleary Gottlieb Steen & Hamilton LLP has from time to time provided, and may provide in the future, legal services to AIG and its affiliates.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LISTING AND GENERAL INFORMATION
1. AIG is a Delaware corporation incorporated on June 9, 1967 under the laws of the State of Delaware. AIG’s registration number with the Secretary of State of the State of Delaware is 658607.
2. AIG has obtained all necessary consents, approvals and authorizations in connection with the issuance and performance of the Notes, including the resolutions of the Board of Directors, dated September 19, 2023 and February 7, 2024, respectively.
3. Except as disclosed or incorporated by reference in this prospectus supplement and the accompanying prospectus, there has been no significant change in the consolidated financial or trading position of AIG since June 30, 2026, nor any material adverse change in the prospects of AIG since December 31, 2025, the date of our most recent audited consolidated financial statements.
4. Except as disclosed or incorporated by reference in this prospectus supplement and the accompanying prospectus, we have not, during the previous 12 months, been involved in any governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which we are aware), which have had in the recent past, or may have, a significant effect on our financial position and profitability.
5. For so long as the Notes are admitted to the Official List and traded on the Global Exchange Market of Euronext Dublin, copies of the Restated Certificate of Incorporation and By-Laws of AIG, the Indenture and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus referred to under “Where You Can Find More Information” may be obtained during normal business hours at the offices of our Listing Agent, Dillon Eustace LLP, at 33 Sir John Rogerson’s Quay, Dublin 2, Ireland. In addition, copies, in physical format, of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we file with the SEC may be obtained free of charge at our principal executive offices. Those documents may also be reviewed in electronic format at our website at www.aig.com. Except for the documents specifically incorporated by reference into this prospectus supplement and the accompanying prospectus, information contained on AIG’s website or that can be accessed through its website is not incorporated into and does not constitute a part of this prospectus supplement or the accompanying prospectus. AIG has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.
6. The fiscal year end of AIG is December 31. AIG’s independent registered public accounting firm is PricewaterhouseCoopers LLP, located at 300 Madison Avenue, New York, New York 10017, United States of America.
7. The expected credit ratings for the Notes are as follows (Moody’s / S&P / Fitch): Baa1 (stable) / A‑ (stable) / A- (stable). A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. See “Risk Factors — Our credit ratings may not reflect all risks of an investment in the Notes.”
8. Certain information contained in this prospectus supplement and the accompanying prospectus was obtained from the following third party sources: Euroclear and Clearstream. AIG cannot assure you of the accuracy and completeness of, and has not independently verified such information. AIG, however, accepts responsibility for the correct reproduction of this information and confirms that, as far as AIG is aware and is able to ascertain from information published by those third parties, no facts have been omitted which would render the reproduced information inaccurate or misleading.

PROSPECTUS
American International Group, Inc.
Senior Debt Securities
Subordinated Debt Securities
Junior Subordinated Debentures
Guarantees
Common Stock
Preferred Stock
Depositary Shares
Warrants
Units
Purchase Contracts
American International Group, Inc. (“AIG”) from time to time may offer to sell senior debt securities, subordinated debt securities, junior subordinated debentures, guarantees, common stock, warrants and preferred stock, either separately or represented, in the case of preferred stock, by depositary shares. In addition, we may issue units comprised of, or purchase contracts for, these securities or securities of third parties as described below under “Description of Units AIG May Offer” and “Description of Purchase Contracts AIG May Offer.” Any series of debt securities, warrants, purchase contracts, units or preferred stock may be convertible into or exercisable or exchangeable for common stock or another series of preferred stock or other securities of AIG or debt or equity securities of one or more other entities. AIG may offer and sell these securities from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering. AIG may also offer guarantees from time to time in connection with a consent solicitation or other liability management transaction.
AIG’s common stock is listed on the New York Stock Exchange and trades under the symbol “AIG”. AIG’s Series A preferred stock is listed on the New York Stock Exchange and trades under the symbol “AIG.PRA”. On January 31, 2024, AIG issued a press release announcing that it will redeem all outstanding shares of its Series A preferred stock and all the corresponding depositary shares on March 15, 2024.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. This prospectus may not be used in connection with the issuance or sale of securities unless accompanied by a prospectus supplement.
Investing in the securities involves certain risks. See “Risk Factors” referred to on page iv to read about certain factors you should consider before buying the securities.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is February 14, 2024.

i

ABOUT THIS PROSPECTUS
Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to the “Company,” “AIG,” “we,” “our,” “us” and similar references mean American International Group, Inc. and its subsidiaries. References to “AIG,” “us,” “we” or “our” in the descriptions of our securities and in “Legal Ownership and Book-Entry Issuance” and “Plan of Distribution” below mean American International Group, Inc. and do not include the subsidiaries of American International Group, Inc. Also, in each section, references to “holders” of securities described in that section mean those who own securities registered in their own names, on the books that we or the applicable trustee maintain for that purpose, and not those who own beneficial interests in securities registered in street name or in securities issued in book-entry form through one or more depositaries. When we refer to “you” in this prospectus, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. Owners of beneficial interests in the securities should read the section below entitled “Legal Ownership and Book-Entry Issuance.”
This prospectus is part of an automatic “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may offer and sell from time to time an indeterminate amount of the securities described in this prospectus in one or more offerings, including any combination of the securities described in this prospectus.
This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered and sold. When we refer to a “prospectus supplement,” we are also referring to any free writing prospectus or other offering material authorized by us. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement and any related free writing prospectus, you should rely on the applicable prospectus supplement and any related free writing prospectus. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.
The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s website at www.sec.gov. See “Where You Can Find More Information.”
As permitted under the rules of the SEC, this prospectus incorporates important information about us that is contained in documents we file with the SEC but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See “Where You Can Find More Information.”
We have not authorized anyone to provide you with information different from that contained in, or incorporated by reference into, this prospectus or any accompanying prospectus supplement or any free writing prospectus. This prospectus, any accompanying prospectus supplement and any free writing prospectus may be used only for the purposes for which they have been published, and no person has been authorized to give any information not contained in, or incorporated by reference into, this prospectus and the accompanying prospectus supplement or any free writing prospectus. If anyone provides you with different or additional information, you should not rely on it. These securities are not being offered in any jurisdiction where the offer is not permitted. The information in this prospectus is accurate as of the date on the front cover. The information we have filed and will file with the SEC that is incorporated by reference into this prospectus is accurate as of the filing date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again.

The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
We may offer and sell these securities directly to or through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis or, in the case of guarantees, in connection with a consent solicitation or other liability management transaction.

RISK FACTORS
Before investing in any securities offered hereby, you should consider carefully each of the risk factors set forth under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in the applicable prospectus supplement, if any, and in our most recent Annual Report on Form 10-K, any updates to those risk factors in our most recent Quarterly Report on Form 10-Q and Current Reports on Form 8-K, including any amendments to such reports, incorporated in the registration statement of which this prospectus forms a part, together with all other information contained and incorporated by reference in this prospectus and the applicable prospectus supplement.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This prospectus and other publicly available documents may include, and members of AIG management may from time to time make and discuss, statements which, to the extent they are not statements of historical or present fact, may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are intended to provide management’s current expectations or plans for AIG’s future operating and financial performance, based on assumptions currently believed to be valid and accurate. Forward-looking statements are often preceded by, followed by or include words such as “will,” “believe,” “anticipate,” “expect,” “expectations,” “intend,” “plan,” “strategy,” “prospects,” “project,” “anticipate,” “should,” “guidance,” “outlook,” “confident,” “focused on achieving,” “view,” “target,” “goal,” “estimate” and other words of similar meaning in connection with a discussion of future operating or financial performance. These statements may include, among other things, projections, goals and assumptions that relate to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expense reduction efforts, the outcome of contingencies such as legal proceedings, anticipated organizational, business or regulatory changes, such as the separation of the Life and Retirement business (Corebridge Financial, Inc. or Corebridge) from AIG, the effect of catastrophic events, both natural and man-made, and macroeconomic and/or geopolitical events, anticipated dispositions, monetization and/or acquisitions of businesses or assets, the successful integration of acquired businesses, management succession and retention plans, exposure to risk, trends in operations and financial results, and other statements that are not historical facts.
All forward-looking statements involve risks, uncertainties and other factors that may cause AIG’s actual results and financial condition to differ, possibly materially, from the results and financial condition expressed or implied in the forward-looking statements. Factors that could cause AIG’s actual results to differ, possibly materially, from those in specific projections, targets, goals, plans, assumptions and other forward-looking statements include, without limitation:
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the impact of adverse developments affecting economic conditions in the markets in which AIG and its businesses operate in the U.S. and globally, including adverse developments related to financial market conditions, macroeconomic trends, fluctuations in interest rates and foreign currency exchange rates, inflationary pressures, including social inflation, pressures on the commercial real estate market, an economic slowdown or recession, any potential U.S. federal government shutdown and geopolitical events or conflicts, including the conflict between Russia and Ukraine and the conflict in Israel and the surrounding areas;

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occurrence of catastrophic events, both natural and man-made, including the effects of climate change, geopolitical events and conflicts and civil unrest;

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disruptions in the availability or accessibility of AIG’s or a third party’s information technology systems, including hardware and software, infrastructure or networks, and the inability to safeguard the confidentiality and integrity of customer, employee or company data due to cyberattacks, data security breaches, or infrastructure vulnerabilities;

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AIG’s ability to successfully dispose of, monetize and/or acquire businesses or assets or successfully integrate acquired businesses, and the anticipated benefits thereof;

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AIG’s ability to realize expected strategic, financial, operational or other benefits from the separation of Corebridge as well as AIG’s equity market exposure to Corebridge;

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AIG’s ability to effectively implement restructuring initiatives and potential cost-savings opportunities;

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AIG’s ability to effectively implement technological advancements, including the use of artificial intelligence (AI), and respond to competitors’ AI and other technology initiatives;

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the effectiveness of strategies to retain and recruit key personnel and to implement effective succession plans;

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concentrations in AIG’s investment portfolios;

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AIG’s reliance on third-party investment managers;

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changes in the valuation of AIG’s investments;

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AIG’s reliance on third parties to provide certain business and administrative services;

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availability of adequate reinsurance or access to reinsurance on acceptable terms;

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concentrations of AIG’s insurance, reinsurance and other risk exposures;

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nonperformance or defaults by counterparties, including Fortitude Reinsurance Company Ltd. (Fortitude Re);

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AIG’s ability to adequately assess risk and estimate related losses as well as the effectiveness of AIG’s enterprise risk management policies and procedures, including with respect to business continuity and disaster recovery plans;

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difficulty in marketing and distributing products through current and future distribution channels;

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actions by rating agencies with respect to AIG’s credit and financial strength ratings as well as those of its businesses and subsidiaries;

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changes to sources of or access to liquidity;

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changes in judgments concerning the recognition of deferred tax assets and the impairment of goodwill;

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changes in judgments or assumptions concerning insurance underwriting and insurance liabilities;

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changes in accounting principles and financial reporting requirements;

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the effects of sanctions, including those related to the conflict between Russia and Ukraine, and the failure to comply with those sanctions;

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the effects of changes in laws and regulations, including those relating to the regulation of insurance, in the U.S. and other countries in which AIG and its businesses operate;

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changes to tax laws in the U.S. and other countries in which AIG and its businesses operate;

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the outcome of significant legal, regulatory or governmental proceedings;

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AIG’s ability to effectively execute on sustainability targets and standards;

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AIG’s ability to address evolving stakeholder expectations and regulatory requirements with respect to environmental, social and governance matters;

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the impact of epidemics, pandemics and other public health crises and responses thereto; and

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such other factors discussed in Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) of AIG’s Annual Report on Form 10-K for the year ended December 31, 2023 filed on February 14, 2024.

Forward-looking statements speak only as of the date of this prospectus, or in the case of any document incorporated by reference, the date of that document. We are not under any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Additional information as to factors that may cause actual results to differ materially from those expressed or implied in any forward-looking statements is disclosed from time to time in other filings with the SEC.

v

WHERE YOU CAN FIND MORE INFORMATION
AIG is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and files with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. publicly listed company. AIG’s SEC filings are also available to the public through:
•
The SEC’s website at www.sec.gov.

AIG’s common stock is listed on the New York Stock Exchange and trades under the symbol “AIG”. AIG’s Series A preferred stock is listed on the New York Stock Exchange and trades under the symbol “AIG.PRA”. On January 31, 2024, AIG issued a press release announcing that it will redeem all outstanding shares of its Series A preferred stock and all the corresponding depositary shares on March 15, 2024.
AIG has filed with the SEC a registration statement on Form S-3 relating to the securities. This prospectus is part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website noted above.
The SEC allows AIG to “incorporate by reference” the information AIG files with the SEC (other than information that is deemed “furnished” to the SEC), which means that AIG can disclose important information to you by referring to those documents, and later information that AIG files with the SEC will automatically update and supersede that information as well as the information contained in this prospectus. AIG incorporates by reference the documents listed below and any filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until all the securities are sold or the applicable offering is otherwise terminated (except for information in these documents or filings that is deemed “furnished” to the SEC):
(1)   Annual Report on Form 10-K for the year ended December 31, 2023 filed on February 14, 2024;
(2)   The definitive proxy statement on Schedule 14A filed on March 29, 2023;
(3)   Current Reports on Form 8-K filed on June 23, 2023, September 8, 2023, December 4, 2023, January 31, 2024, February 1, 2024, February 7, 2024 and February 13, 2024; and
(4)   The description of common stock in the registration statement on Form 8-A, dated September 20, 1984, filed pursuant to Section 12(b) of the Exchange Act.
AIG will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from AIG’s Investor Relations Department, 1271 Avenue of the Americas, New York, New York 10020, telephone 212-770-6293, or you may obtain them from AIG’s corporate website at www.aig.com. Except for the documents specifically incorporated by reference into this prospectus, information contained on AIG’s website or that can be accessed through its website is not incorporated into and does not constitute a part of this prospectus. AIG has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

ABOUT AMERICAN INTERNATIONAL GROUP, INC.
AIG, a Delaware corporation, is a leading global insurance organization. We have operations in approximately 60 countries and jurisdictions and, along with our network partners, offer insurance solutions that help businesses and individuals in approximately 190 countries and jurisdictions protect their assets and manage risks.
AIG’s principal executive offices are located at 1271 Avenue of the Americas, New York, New York 10020, and its main telephone number is (212) 770-7000. AIG’s internet address for its corporate website is www.aig.com. Except for the documents referred to under “Where You Can Find More Information” in this prospectus or any accompanying prospectus supplement which are specifically incorporated by reference into this prospectus or any accompanying prospectus supplement, information contained on AIG’s website or that can be accessed through its website is not incorporated into and does not constitute a part of this prospectus or any accompanying prospectus supplement. AIG has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.
USE OF PROCEEDS
Unless otherwise indicated in any prospectus supplement, AIG intends to use the net proceeds from the sale of any securities for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES AIG MAY OFFER
Debt Securities May Be Senior, Subordinated or Junior Subordinated and Will Be Unsecured
We may issue senior debt securities, subordinated debt securities or junior subordinated debentures. None of the debt securities will be secured by any of our property or assets or the property or assets of our subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors.
The senior debt securities will be issued under our senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.
The subordinated debt securities will be issued under our subordinated debt indenture described below and will be subordinate in right of payment to all of our “Senior Debt,” as defined in the subordinated debt indenture.
The junior subordinated debentures will be issued under our junior debt indenture described below and will be subordinate in right of payment to all of our “Senior Debt,” as defined in the junior debt indenture.
None of the indentures limits our ability to incur additional unsecured indebtedness.
When we refer to “debt securities” in this prospectus, we mean the senior debt securities, the subordinated debt securities and the junior subordinated debentures.
The Senior, Subordinated and Junior Debt Indentures
The senior debt securities, the subordinated debt securities and the junior subordinated debentures are each governed by a document called an indenture — the senior debt indenture, in the case of the senior debt securities, the subordinated debt indenture, in the case of the subordinated debt securities, and the junior debt indenture, in the case of the junior subordinated debentures. Each indenture is a contract between AIG and The Bank of New York Mellon, which acts as trustee. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated and junior debt indentures, the provisions described in “— Special Situations — Limitation on Liens Covenant in the Senior Debt Indenture” below, and certain other differences noted in this section.
Reference to the indenture or the trustee with respect to any debt securities, means the indenture under which those debt securities are issued and the trustee under that indenture.
The trustee has two main roles:
1.   The trustee can enforce the rights of holders against us if we default on our obligations under the terms of the indenture or the debt securities. There are some limitations on the extent to which the trustee acts on behalf of holders, described below under “— Events of Default — Remedies If an Event of Default Occurs.”
2.   The trustee performs administrative duties for us, such as sending interest payments and notices to holders, and transferring a holder’s debt securities to a new buyer if a holder sells.
The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by New York law. A copy of each indenture is an exhibit to our registration statement. See “Where You Can Find More Information” above for information on how to obtain a copy.
General
We may issue as many distinct series of debt securities under any of the indentures as we wish. The provisions of the senior debt indenture, the subordinated debt indenture and junior debt indenture allow us not only to issue debt securities with terms different from those previously issued under the applicable indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We may issue debt securities in amounts that exceed the total amount specified on the cover of your prospectus supplement at any time without your consent and without notifying you.

This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement which describes the terms of each series of debt securities may also describe differences from the material terms summarized here.
Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of certain terms used in the indenture. In this summary, we describe the meaning of only some of the more important terms. For your convenience, we also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement. You must look to the indenture for the most complete description of what we describe in summary form in this prospectus.
This summary also is subject to and qualified by reference to the description of the particular terms of your series of debt securities described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities you are offered.
We may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. (Section 101) The prospectus supplement relating to any specific series of debt securities, including original issue discount securities, may describe certain additional federal income tax considerations, if any, and any other special considerations applicable to such debt securities.
In addition, the specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement and, if applicable, a pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:
•
the title of the series of debt securities;

•
whether it is a series of senior debt securities, a series of subordinated debt securities, or a series of junior subordinated debentures;

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any limit on the aggregate principal amount of the series of debt securities;

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the person to whom interest on a debt security is payable, if other than the holder on the regular record date;

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the date or dates on which the series of debt securities will mature;

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the rate or rates, which may be fixed or variable, at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

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the place or places where the principal of and any premium and interest on the debt securities is payable;

•
the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

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any mandatory or optional sinking funds or similar provisions or provisions for redemption at the option of AIG;

•
the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•
if the debt securities may be converted into or exercised or exchanged for our common stock or preferred stock or other of our securities or the debt or equity securities of third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities or the debt or equity securities of third parties issuable upon conversion, exercise or exchange may be adjusted;
•
if other than denominations of $1,000 and any integral multiples thereof, the denominations in which the series of debt securities will be issuable;

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if other than U.S. dollars, the currency of payment of principal and any premium and interest on debt securities of the series;

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if the currency of payment for principal and any premium and interest on the series of debt securities is subject to our election or that of a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

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any index used to determine the amount of payment of principal or any premium or interest on the series of debt securities;

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any covenants we make for the benefit of the series of debt securities;

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the applicability of the provisions described under “— Defeasance” below;

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any event of default under the series of debt securities if different from those described under “— Events of Default” below;

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if the series of debt securities will be issuable in whole or in part in the form of a global security, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and

•
any other special feature of the series of debt securities.

An investment in debt securities linked to an index may involve special risks. The prospectus supplement or pricing supplement relating to a series of indexed debt securities will describe the risks relating to such series of debt securities.
Overview of Remainder of This Description
The remainder of this description summarizes:
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Additional Mechanics relevant to the debt securities under normal circumstances, such as how holders transfer ownership and where we make payments;

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Holders’ rights in several Special Situations, such as if we merge with another company or if we want to change a term of the debt securities;

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Subordination Provisions in the subordinated debt indenture and junior debt indenture that may prohibit us from making payment on those securities;

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Our right to release ourselves from all or some of our obligations under the debt securities and the indenture by a process called Defeasance; and

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Holders’ rights if we Default or experience other financial difficulties.

Any covenants that apply to any series of the debt securities will be described in an applicable prospectus supplement.
Additional Mechanics
Form, Exchange and Transfer
Unless we specify otherwise in the prospectus supplement, the debt securities will be issued:
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only in fully registered form;

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without interest coupons; and

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in denominations of $1,000 or integral multiples thereof. (Section 302)

If a debt security is issued as a registered global debt security, only the depositary named in your prospectus supplement will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security. Those who own beneficial interests in a global security do so through participants in the depositary’s securities clearing system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry procedures and the special provisions that apply to a registered global debt security, the depositary and its participants under “Legal Ownership and Book-Entry Issuance.”
Holders may have their debt securities broken into more debt securities of smaller denominations of not less than $1,000 (or such integral multiple of $1,000 as may be specified in the applicable prospectus supplement) or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 305) This is called an exchange.
Holders may exchange or transfer debt securities at the office of the trustee. They may also replace lost, stolen or mutilated debt securities at that office. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers. (Section 305) The trustee may require an indemnity before replacing any debt securities.
Holders will not be required to pay a service charge to transfer or exchange debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.
If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 1002)
If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (Section 305)
The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the prospectus supplement.
Payment and Paying Agents
We will pay interest to the person listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That particular day, usually approximately 15 days in advance of the interest due date, is called the regular record date and will be stated in the prospectus supplement. (Section 307) Holders buying and selling debt securities should take into consideration the fact that we will pay all the interest for an interest period to the registered holder as of the regular record date. Holders commonly adjust the sale price of the securities to prorate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.
We will pay interest, principal and any other money due on the debt securities at our office or agency in The City of New York, which initially will be the corporate trust office of the trustee currently located at 240 Greenwich Street, New York, New York 10286. Holders must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.
We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify the trustee of changes in the paying agents for any particular series of debt securities. (Section 1002)
Notices
We and the trustee will send notices regarding the debt securities only to holders, using their addresses as listed in the trustee’s records. (Sections 101 and 106) We discuss legal ownership of debt securities held in book-entry form below under “Legal Ownership and Book-Entry Issuance.”
Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look to us for payment and not to the trustee or any other paying agent. (Section 1003)
Special Situations
Limitation on Liens Covenant in the Senior Debt Indenture
We have made a covenant with respect to each series of senior debt securities issued under the senior debt indenture on or after December 3, 2010 (the “Covered Series”), that we will not, and will not permit any Designated Subsidiary (as defined below) to, directly or indirectly, create, issue, assume, incur or guarantee any indebtedness for money borrowed (other than non-recourse indebtedness) which is secured by a mortgage, pledge, lien, security interest or other encumbrance of any nature on any of the present or future voting stock of a Designated Subsidiary unless the securities of the Covered Series and, if we so elect, any of our other indebtedness ranking at least pari passu with the securities of the Covered Series, are secured equally and ratably with (or prior to) such other secured indebtedness. For the purpose of this covenant, “Designated Subsidiary” means American Home Assurance Company, National Union Fire Insurance Company of Pittsburgh, Pa., and any subsidiary the assets of which exceed 20% of our consolidated assets, to be determined as of the last day of the most recent calendar quarter ended at least 30 days prior to the date of such determination and in accordance with generally accepted accounting principles in the United States as in effect on the last day of such calendar quarter.
Other than the covenant described above and the provisions described under “— Mergers and Similar Transactions” below, the senior debt indenture and the senior debt securities do not contain provisions that afford holders of our senior debt securities protection in the event we:
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engage in a change of control transaction;

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subject to the covenant discussed above, issue secured debt or secure existing unsecured debt;

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issue debt securities or otherwise incur additional unsecured indebtedness or other obligations;

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purchase or redeem or make any payments in respect of capital stock or other securities ranking junior in right of payment to our senior debt securities;

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sell assets;

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pay dividends;

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enter into transactions with related parties; or

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conduct other similar transactions that may adversely affect the holders of the senior debt securities.

The prospectus supplement will include further discussion of the limited protections provided to holders of our senior debt securities.

Mergers and Similar Transactions
We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease our properties and assets substantially as an entirety to another company or firm. However, we may not take any of these actions unless all the following conditions are met:
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When we merge or consolidate out of existence or sell or lease our properties and assets substantially as an entirety, the other company or firm may not be organized under a foreign country’s laws — that is, it must be a corporation, partnership or trust organized under the laws of a state of the United States or the District of Columbia or under federal law — and it must agree to be legally responsible for the debt securities.

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The merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default (unless the merger or other transaction would cure the default). For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded. (Section 801)

If the conditions described above are satisfied with respect to any series of debt securities, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our properties and assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate and any transaction in which we do not sell our properties and assets substantially as an entirety. It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of our debt securities, however, will have no approval right with respect to any transaction of this type.
Modification and Waiver of the Debt Securities
There are three types of changes we can make to any indenture and the debt securities issued under that indenture.
Changes Requiring Approval of All Holders.   First, there are changes that cannot be made to any indenture or the debt securities without specific approval of each holder of a debt security affected in any material respect by the change under that indenture. Affected debt securities may be all or less than all of the debt securities issued under that indenture or all or less than all of the debt securities of a series. Following is a list of those types of changes:
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change the stated maturity of the principal or interest on a debt security;

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reduce any amounts due on a debt security;

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reduce the amount of principal payable upon acceleration of the maturity of a debt security (including the amount payable on an original issue discount debt security) following a default;

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change the place or currency of payment on a debt security;

•
impair a holder’s right to sue for payment;

•
reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•
reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; or

•
modify any other aspect of the provisions dealing with modification and waiver of the indenture. (Section 902)

Changes Requiring a Majority Vote.   The second type of change to the indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning not less than a majority of the principal amount of the particular series affected or, if so provided and to the extent permitted by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of particular debt securities affected thereby. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect holders of the debt securities. (Section 901) We may also obtain a waiver of a past default from the holders of debt securities owning a majority of the principal amount of the particular series affected. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described above under “— Changes Requiring Approval of All Holders” unless we obtain the individual consent of each holder to the waiver. (Section 513)
Changes Not Requiring Approval.   The third type of change to the indenture and the debt securities does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect in any material respect holders of the debt securities. (Section 901)
We may also make changes or obtain waivers that do not adversely affect in any material respect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities.
Modification of Subordination Provisions.   In addition to the three types of changes described above, the subordinated debt indenture and junior debt indenture provide that we may not modify the subordination provisions of any outstanding subordinated debt securities or junior subordinated debentures, as applicable, without the consent of each holder of our Senior Debt that would be adversely affected thereby. (Section 907) The term “Senior Debt” is defined below under “Subordination Provisions.”
Further Details Concerning Voting.   When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:
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For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

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For debt securities whose principal amount is not known (for example, because they are based on an index), we will use a special rule for that debt security described in the prospectus supplement.

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For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

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Debt securities owned by us or any other obligor upon the debt securities or any of our affiliates or such other obligor’s affiliates will be disregarded.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have given a notice of redemption and deposited or set aside in trust for the holders money for the payment or redemption of the debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described below under “— Defeasance — Full Defeasance.” (Section 1302)
We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series of debt securities that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. We or the trustee, as applicable, may shorten or lengthen the period during which holders may take action. (Section 104)
BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE INDENTURE OR THE DEBT SECURITIES OR REQUEST A WAIVER.

Subordination Provisions
Holders of subordinated debt securities and junior subordinated debentures should recognize that contractual provisions in the indentures may prohibit us from making payments on those securities. Subordinated debt securities and junior subordinated debentures are subordinate and junior in right of payment, to the extent and in the manner stated in the indentures, to all of our Senior Debt, as defined in the applicable indenture.
The subordinated debt indenture defines “Senior Debt” as all indebtedness and obligations of, or guaranteed or assumed by, us for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind. As defined in the subordinated debt indenture, Senior Debt excludes the subordinated debt securities and any other indebtedness or obligations that would otherwise constitute indebtedness if it is specifically designated as being subordinate, or not superior, in right of payment to the subordinated debt securities, such as the junior subordinated debentures.
The junior debt indenture defines “Senior Debt” as all indebtedness and obligations of, or guaranteed or assumed by, us for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind. This definition of “Senior Debt” includes the subordinated debt securities. As defined in the junior debt indenture, Senior Debt excludes the junior subordinated debentures and any other indebtedness or obligations that would otherwise constitute indebtedness if it is specifically designated as being subordinate, or not superior, in right of payment to the junior subordinated debentures.
The subordinated debt indenture and junior debt indenture provide that, unless all principal of and any premium or interest on the Senior Debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities or junior subordinated debentures, as applicable, in the following circumstances:
•
in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

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(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any Senior Debt beyond any applicable grace period, (b) in the event that any event of default with respect to any Senior Debt has occurred and is continuing, permitting the holders of that Senior Debt (or a trustee) to accelerate the maturity of that Senior Debt, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceases to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•
in the event that any subordinated debt securities or junior subordinated debentures, as applicable, have been declared due and payable before their stated maturity.

If the trustee under the indenture or any holders of the subordinated debt securities or junior subordinated debentures receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the Senior Debt.
Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities or junior subordinated debentures of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture or junior debt indenture, as applicable, and the holders of the applicable series can take action against us, but they will not receive any money until the claims of the holders of Senior Debt have been fully satisfied.
The subordinated debt indenture and the junior debt indenture each allow the holders of Senior Debt to obtain a court order requiring us and any holder of subordinated debt securities or junior subordinated debentures, as applicable, to comply with the subordination provisions.

Defeasance
The following discussion of full defeasance and covenant defeasance will be applicable to each series of debt securities that is denominated in U.S. dollars and has a fixed rate of interest and will apply to other series of debt securities if we so specify in the prospectus supplement. (Section 1301)
Full Defeasance
If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called full defeasance, if we put in place the following other arrangements for holders to be repaid:
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We must deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government-sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

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There must be a change in current U.S. federal tax law or an IRS ruling that lets us make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. (Under current federal tax law, the deposit and our legal release from the obligations pursuant to the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.)

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We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above. (Sections 1302 and 1304)

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In the case of the subordinated debt securities and junior subordinated debentures, the following requirement must also be met:

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No event or condition may exist that, under the provisions described under “— Subordination Provisions” above, would prevent us from making payments of principal, premium or interest on those subordinated debt securities or junior subordinated debentures, as applicable, on the date of the deposit referred to above or during the 90 days after that date.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall.
Covenant Defeasance
Under current U.S. federal tax law, we can make the same type of deposit as described above and we will be released from the restrictive covenants under the debt securities that may be described in the prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of these covenants but would gain the protection of having money and U.S. government or U.S. government agency notes or bonds set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:
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Deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

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Deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

If we accomplish covenant defeasance, certain provisions of the indenture and the debt securities would no longer apply:
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Covenants applicable to the series of debt securities and described in the prospectus supplement.

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Any events of default relating to breach of those covenants.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as a bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. (Sections 1303 and 1304)
Events of Default
You will have special rights if an event of default occurs and is not cured, as described later in this subsection.
What Is An Event of Default? The term “Event of Default” means any of the following:
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We do not pay the principal of or any premium on a debt security within five days of its due date.

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We do not pay interest on a debt security within 30 days of its due date.

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We do not deposit money in a separate account, known as a sinking fund, within five days of its due date.

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We remain in breach of any covenant or warranty of the indenture for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the affected series.

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We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

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Any other event of default described in the prospectus supplement occurs. (Section 501)

Remedies If an Event of Default Occurs.   If you are the holder of a subordinated debt security or junior subordinated debenture, all remedies available upon the occurrence of an event of default under the subordinated debt indenture or junior debt indenture, as applicable, will be subject to the restrictions described above under “— Subordination Provisions.” If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs. If an event of default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security) of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be cancelled, but only before a judgment or decree based on the acceleration has been obtained, by the holders of at least a majority in principal amount of the debt securities of the affected series, provided that all other defaults have been cured and all payment obligations have been made current. (Section 502)
You should read carefully the prospectus supplement relating to any series of debt securities which are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.
Except in cases of default, where the trustee has the special duties described above, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability called an indemnity. (Section 603) If a reasonable indemnity (or, in the case of the subordinated debt indenture, an indemnity satisfactory to the trustee) is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture with respect to the debt securities of that series. (Section 512)
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
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The holder of the debt security must give the trustee written notice that an event of default has occurred and remains uncured;

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The holders of 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and they must offer reasonable indemnity (or, in the case of the subordinated debt indenture, an indemnity satisfactory to the trustee) to the trustee against the costs, expenses and liabilities of taking that action; and

•
The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity. (Section 507)

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date. (Section 508)
BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND TO MAKE OR CANCEL A DECLARATION OF ACCELERATION.
We will give to the trustee every year a written statement of certain of our officers certifying that to their best knowledge we are in compliance with the indenture and the debt securities, or else specifying any default. (Section 1004)
Our Relationship with the Trustee
The Bank of New York Mellon is one of our lenders and from time to time provides other banking services to us and our subsidiaries.
The Bank of New York Mellon serves as the trustee for our debt securities. Consequently, if an actual or potential event of default occurs with respect to the debt securities offered by this prospectus, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign under one or more of the indentures and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF GUARANTEES
AIG may offer guarantees, including for debt securities of subsidiaries, for consideration that may include cash, consents or exchanges of existing securities. AIG may unconditionally guarantee the due and punctual payment of the principal of (and premium, if any) and interest, if any, on debt securities when and as the same shall become due and payable, whether at maturity, upon redemption, upon acceleration or otherwise.
Our guarantees will be unsecured. Guarantees on senior debt securities will rank equally with all of our other senior unsecured and unsubordinated obligations.
Unless we state otherwise in the applicable prospectus supplement, the indentures do not limit us from incurring or issuing other debt securities or guarantees under any of the indentures or any other indenture that we may have entered into or enter into in the future.
The guarantees will be governed and construed in accordance with the laws of the State of New York.

DESCRIPTION OF COMMON STOCK
General
AIG’s authorized capital stock includes 5,000,000,000 shares of common stock (par value $2.50 per share). As of February 8, 2024, there were 680,953,652 shares of common stock outstanding.
All of the outstanding shares of our common stock are fully paid and nonassessable. Subject to the prior rights of the holders of shares of preferred stock that may be issued and outstanding, the holders of common stock are entitled:
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to receive dividends when, as and if declared by our board of directors out of funds legally available for the payment of dividends; and

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in the event of dissolution of AIG, to share ratably in all assets remaining after payment of liabilities and satisfaction of the liquidation preferences, if any, of the then-outstanding shares of preferred stock, as provided in AIG’s amended and restated certificate of incorporation.

Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote at a shareholders meeting, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any additional shares of common stock or other securities, and there are no conversion rights or redemption or sinking fund provisions with respect to the common stock. Authorized but unissued shares of common stock may be issued without shareholder approval.
AIG has adopted direct company registration of its common stock. Holders of shares of common stock will not receive stock certificates evidencing their share ownership. Instead, they will be provided with a statement reflecting the number of shares registered in their accounts.
The transfer agent for our common stock is Equiniti Trust Company.

DESCRIPTION OF PREFERRED STOCK AND DEPOSITARY SHARES AIG MAY OFFER
We may issue preferred stock in one or more series. We may also “reopen” a previously issued series of preferred stock and issue additional preferred stock of that series. This section summarizes terms of the preferred stock that apply generally to all series. The description of most of the financial and other specific terms of your series will be in your prospectus supplement. Those terms may vary from the terms described here.
Our authorized capital stock includes 100,000,000 shares of preferred stock, par value $5.00 per share. The preferred stock is governed by Delaware law. The prospectus supplement with respect to any offered preferred stock will include a description of the preferred stock that may be outstanding as of the date of the prospectus supplement. As of February 8, 2024, there were 20,000 shares of non-cumulative perpetual preferred stock outstanding (designated as Series A), with a liquidation preference per share of $25,000. On January 31, 2024, AIG issued a press release announcing that it will redeem all outstanding shares of its Series A preferred stock and all the corresponding depositary shares on March 15, 2024.
The authorized but unissued shares of preferred stock are available for issuance from time to time at the discretion of our board of directors without shareholder approval. Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to determine the designations, the powers, preferences and rights and the qualifications, limitations and restrictions of the series, including:
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dividend rights;

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conversion or exchange rights;

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voting rights;

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redemption rights and terms;

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liquidation preferences;

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sinking fund provisions;

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the serial designation of the series; and

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the number of shares constituting the series.

In addition, as described below under “— Fractional or Multiple Shares of Preferred Stock Issued as Depositary Shares,” we may, at our option, instead of offering whole individual shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts. The rights of holders of preferred stock may be adversely affected by the rights of holders of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose.
Preferred stock will be fully paid and nonassessable when issued, which means that our holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Unless otherwise provided in your prospectus supplement, holders of preferred stock will not have preemptive or subscription rights to acquire more stock of AIG.
Preferred stock may be issued in direct company registration form on the books and records of AIG, and purchasers of shares of preferred stock will be provided with a statement reflecting the number of shares registered in their accounts.
The prospectus supplement relating to any specific series of preferred stock may describe certain additional federal income tax considerations, if any, and any other special considerations applicable to such preferred stock.
Fractional or Multiple Shares of Preferred Stock Issued as Depositary Shares
If we issue depositary shares evidenced by depositary receipts instead of issuing whole individual shares of any series of preferred stock, each depositary share shall represent a fraction of a share or some multiple of shares of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share or multiple of shares of preferred stock which each depositary share represents will be stated in the prospectus supplement relating to any series of preferred stock offered through depositary shares.
We will deposit the shares of preferred stock to be represented by depositary shares under a deposit agreement. The parties to the deposit agreement will be AIG, a bank or other financial institution selected by us and named in the prospectus supplement, as preferred stock depositary, and the holders from time to time of depositary receipts issued under that deposit agreement. Under each deposit agreement, only the name of the person in whose name the depositary shares are registered on the records of the depositary is recognized as the holder of those shares.
Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including, where applicable, dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. The depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock. A depositary receipt may evidence any number of whole depositary shares.
We will file the deposit agreement, including the form of depositary receipt, with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a Current Report on Form 8-K. See “Where You Can Find More Information” above for information on how to obtain a copy of the form of deposit agreement.
We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary, who will forward those reports and communications to the holders of depositary shares.

DESCRIPTION OF WARRANTS AIG MAY OFFER
General
We may issue warrants to purchase senior debt securities, subordinated debt securities, junior subordinated debentures, purchase contracts, preferred stock, common stock or other securities described in this prospectus, or any combination of these securities, and these warrants may be issued independently or together with any underlying securities and may be attached or separate from the underlying securities. We will issue each series of warrants under a warrant agreement to be entered into between AIG and a warrant agent. The warrant agent will act solely as AIG’s agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which has been or will be filed either as an exhibit to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a Current Report on Form 8-K. This summary also is subject to and qualified by reference to the description of the particular terms of your warrants described in the prospectus supplement.
We may issue warrants in one or more series. This section summarizes terms of the warrants that apply generally to all series. The description of most of the financial and other specific terms of your series will be in your prospectus supplement. Those terms may vary from the terms described here.
The applicable prospectus supplement will describe the terms of any warrants that we may offer, which may include the following:
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the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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the currency or currencies, including currency units or composite currencies, investors may use to purchase the warrants;

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the warrant agreement under which we will issue the warrants;

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the designation and terms of the underlying securities purchasable upon exercise of the warrants;

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the price at which and the currency or currencies, including currency units or composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

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the date on which the right to exercise the warrants will begin and the date on which the right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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whether the warrants will be redeemable by us before their expiration date, and any applicable redemption dates or periods and the related redemption prices;

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whether the warrants will be issued in registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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information with respect to book-entry procedures, if any;

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if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

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if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

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if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

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if applicable, a discussion of material United States federal income tax considerations;

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the identity of the warrant agent, any depositaries and any execution, paying, transfer, calculation or other agents or registrars;

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any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed;

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anti-dilution provisions of the warrants, if any;

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the procedures and conditions relating to the exercise of the warrants;

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whether the warrants are to be sold separately or with other securities, as part of units or otherwise; and

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We may also issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:
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securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

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one or more currencies;

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one or more commodities;

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any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

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one or more indices or baskets of the items described above.

We refer to this type of warrant as a “universal warrant.” We refer to each property described above as a “warrant property.”
We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:
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the warrant property;

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the cash value of the warrant property; or

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the cash value of the warrants determined by reference to the performance, level or value of the warrant property.

The applicable prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.
Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for other securities described in this prospectus will not have any rights of holders of such securities purchasable upon such exercise.
Exercise of Warrants
A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate is exercised, a new warrant certificate will be issued for the remaining warrants.
Enforceability of Rights
The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against AIG to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants.

DESCRIPTION OF UNITS AIG MAY OFFER
As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. The description of most of the financial and other specific terms of your series will be in your prospectus supplement. Those terms may vary from the terms described here.
The prospectus supplement may describe:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•
a description of the terms of any unit agreement governing the units;

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a description of the provisions for the issuance, payment, settlement, transfer or exchange of the units; and

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whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements, forms of which have been or will be filed either as exhibits to an amendment to the registration statement of which this prospectus forms a part or as exhibits to a Current Report on Form 8-K.

DESCRIPTION OF PURCHASE CONTRACTS AIG MAY OFFER
We may issue purchase contracts in such amounts and in as many distinct series as we wish.
This section summarizes terms of the purchase contracts that apply generally to all series. The description of most of the financial and other specific terms of your series will be in your prospectus supplement. Those terms may vary from the terms described here. As may be specified in a prospectus supplement, we may issue purchase contracts for the purchase or sale of, or whose cash value is determined by reference or linked to the performance, level or value of, one or more of the following:
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securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

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one or more currencies;

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one or more commodities;

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any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

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one or more indices or baskets of the items described above.

We refer to each property described above as a “purchase contract property.” Each purchase contract will obligate:
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the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, one or more purchase contract properties at a specified price or prices; or

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the holder or us to settle the purchase contract by reference to the value, performance or level of one or more purchase contract properties, on specified dates and at a specified price or prices.

Some purchase contracts may include multiple obligations to purchase or sell different purchase contract properties, and both we and the holder may be sellers or buyers under the same purchase contract. Until a purchase contract is properly exercised, no holder of a purchase contract will have any rights of a holder of the purchase contract property purchasable under the contract.
The purchase contracts may require us to make periodic payments to the holders of the purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.
Your prospectus supplement may contain, where applicable, the following information about your purchase contract:
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whether the purchase contract obligates the holder to purchase or sell, or both purchase and sell, one or more purchase contract properties and the nature and amount of each of those properties, or the method of determining those amounts;

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whether the purchase contract is to be prepaid or not and the governing document for the contract;

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whether the purchase contract is to be settled by delivery, or by reference or linkage to the value, performance or level of, the purchase contract properties;

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the settlement date or dates on which the holder will be obligated to purchase such purchase contract properties and any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contract;

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the events, if any, that will cause AIG’s obligations and the obligations of the holder under the purchase contract to terminate;

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whether the purchase contracts will be issued separately or as part of a unit and, if so, the other securities comprising the unit and whether any unit securities will be subject to a security interest in our favor;

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the terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to AIG or distributed to the holder;

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whether the purchase contract will be issued in fully registered or bearer form and in global or non-global form; and

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the amount of the contract fee, if any, that may be payable by AIG to the holder or by the holder to AIG, the date or dates on which the contract fee will be payable and the extent to which AIG or the holder, as applicable, may defer payment of the contract fee on those payment dates.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to and qualified in their entirety by reference to the terms and provisions of the purchase contract agreement, pledge agreement and deposit agreement, forms of which have been or will be filed either as exhibits to an amendment to the registration statement of which this prospectus forms a part or as exhibits to a Current Report on Form 8-K.

CONSIDERATIONS RELATING TO NON-U.S. DOLLAR DEBT SECURITIES
This prospectus and any attached prospectus supplement (including any pricing supplement) do not describe all the risks of an investment in debt securities denominated in a currency other than U.S. dollars. You should consult your own financial and legal advisors about the risks of an investment in debt securities denominated in a currency, including any composite currency, other than U.S. dollars. If you are unsophisticated with respect to foreign currency transactions, these debt securities are not an appropriate investment for you.
The information set forth in this prospectus is applicable to you only if you are a U.S. resident. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments on the debt securities. If you are not a U.S. resident, you should consult your own financial and legal advisors with regard to such matters.
An Investment in a Non-U.S. Dollar Debt Security Involves Currency-Related Risks
If you invest in debt securities that are denominated in a currency other than U.S. dollars, your investment may be subject to significant risks that are not associated with a similar investment in a debt security denominated in U.S. dollars. These risks include, for example, the possibility of significant changes in rates of exchange between the U.S. dollar and the various foreign currencies or composite currencies, the possibility of the imposition or modification of foreign exchange controls by either the U.S. or foreign governments, and the possibility of any relevant foreign currency ceasing to be available (such that the foreign currency is no longer used by the government of the country or other political unit issuing such currency, including as a result of the partial or full break-up of the European Monetary Union). These risks depend on events over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies.
Changes in Currency Exchange Rates Can Be Volatile and Unpredictable
Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may be expected to continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a debt security with a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the debt security, including the principal payable at maturity or the settlement value payable upon exercise. That, in turn, could cause the market value of the debt security to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.
Exchange rates are the result of the supply of, and the demand for, the relevant currencies. Changes in exchange rates result over time, and may vary considerably during the life of an investment denominated in or otherwise relating to a foreign currency, from the interaction of many factors directly or indirectly affecting economic and political conditions in the country or area of the applicable currency, including economic and political developments in other countries.
Of particular importance to potential currency exchange risk are:
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existing and expected rates of inflation;

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existing and expected interest rate levels;

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the balance of payments;

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the extent of governmental surpluses or deficits in the relevant countries; and

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other financial, economic, military and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the government of the applicable country and other countries important to international trade and finance.
It has been reported that the U.K. Financial Conduct Authority and regulators from other countries, including the United States, are in the process of investigating the potential manipulation of published currency exchange rates. If such manipulation has occurred or is continuing, certain published exchange rates may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. Any such manipulation could have an adverse impact on any payments on, and the value of, an investment in a security denominated in, or whose value is otherwise linked to, a specified currency other than U.S. dollars, including the value of any such investment in the trading markets. In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations. Any such changes or reforms could also adversely impact any such investment.
Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-U.S. Dollar Debt Security
Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar-denominated debt securities is that their U.S. dollar-equivalent yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-U.S. dollar debt security or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the U.S. dollar equivalent value of the debt security as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to those developments.
Governments have imposed from time to time and may in the future impose exchange controls or other conditions with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a debt security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payments are made, or to convert the currency at a freely determined market rate could be limited by governmental actions. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens we will be entitled to deduct these taxes from any payment on securities payable in that currency.
Non-U.S. Dollar Debt Securities May Permit Us to Make Payments in U.S. Dollars or Delay Payment if We Are Unable to Obtain the Specified Currency
Debt securities payable in a currency other than U.S. dollars will provide that, if the other currency is not available to us at or about the time when a payment on the debt securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls, our inability to obtain the currency because of a disruption in the currency markets or the unavailability of the relevant foreign currency that ceases to be used by the government of the country or other political unit issuing such currency, including as a result of the partial or full break-up of the European Monetary Union. If we made payment in U.S. dollars, the exchange rate we would use may be for a date substantially before the payment date. In addition, a determination of the exchange rate may be based on limited information and would involve significant discretion on the part of our exchange rate agent, which may be an affiliate of ours. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may not reflect currency market conditions at the time of payment and may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero.
Payments Due in Other Currencies May Be Made From an Overseas Bank
Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. Accordingly, payments on debt securities made in a specified currency other than U.S. dollars are likely to be made from an account with a bank located in the country issuing the specified currency.

We Will Not Adjust Non-U.S. Dollar Debt Securities to Compensate for Changes in Currency Exchange Rates
Except as described in the applicable prospectus supplement, we will not make any adjustment or change in the terms of a debt security payable in a currency other than U.S. dollars in the event of any change in exchange rates for that currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-U.S. dollar debt securities will bear the risk that their investment may be adversely affected by these types of events.
In a Lawsuit for Payment on a Non-U.S. Dollar Debt Security, an Investor May Bear Currency Exchange Risk
The debt securities we are offering will be governed by New York law. Under New York law, a New York state court rendering a judgment on a debt security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a debt security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time.
In courts outside of New York, investors may not be able to obtain a judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar debt security in many other federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.
Information About Currency Exchange Rates May Not Be Indicative of Future Performance
If we issue a non-U.S. dollar security, we may include in the applicable prospectus supplement a currency supplement that provides information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular security.
Determinations Made by the Exchange Rate Agent
All determinations made by the exchange rate agent will be made in its sole discretion (except to the extent expressly provided in the applicable prospectus supplement or pricing supplement). In the absence of manifest error, its determinations will be conclusive for all purposes and will bind all holders and us. The exchange rate agent will not have any liability for its determinations.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE
In this section, we describe special considerations that will apply to registered securities issued in global — i.e., book-entry — form. First, we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.
Who is the Legal Owner of a Registered Security?
Each security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing such securities. We refer to those who have securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.
Book-Entry Owners
Unless otherwise noted in your prospectus supplement, we will issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Under each indenture, only the person in whose name a security is registered on the records of the registrar is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary described below under “— What is a Global Security?” as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to that depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.
Street Name Owners
We may terminate an existing global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any third parties employed by us or the trustee, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — for example, to amend an indenture for a series of securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture — we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.
When we refer to “you” in this prospectus, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.
Special Considerations for Indirect Owners
If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
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how it handles securities payments and notices;

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whether it imposes fees or charges;

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whether and how you can instruct it to exercise any rights under the securities;

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how it would handle a request for the holders’ consent, if ever required;

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whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

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how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Security?
Unless otherwise noted in the applicable prospectus supplement or pricing supplement, we will issue each security in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more. Each series of securities will have one or more of the following as the depositaries:
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The Depository Trust Company, New York, New York, which is known as “DTC”;

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Euroclear System, which is known as “Euroclear”;

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Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream”; and

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any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.
A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “— Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
As an indirect owner, an investor’s rights relating to a global security will be governed by the rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only in the form of a global security, an investor should be aware of the following:
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An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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An investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “— Who is the Legal Owner of a Registered Security?”;

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An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

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An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. Neither we nor the trustee supervise the depositary in any way;

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The depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your bank, broker or other financial institution may require you to do so as well; and

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Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or

Clearstream, as applicable, may require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.
Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated
If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. For example, in the case of a global security representing debt securities, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent designated by us. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.
In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions, to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who is the Legal Owner of a Registered Security?”
Unless otherwise set forth in the applicable prospectus supplement or pricing supplement, the special situations for termination of a global security are as follows:
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if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security;

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if we determine and notify the trustee that we wish to terminate that global security; or

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if an event of default has occurred with regard to these securities and has not been cured or waived.

If a global security is terminated, only the depositary, and not we or the trustee for any securities, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.
Considerations Relating to DTC
DTC has informed us as follows:
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the post-trade settlement among DTC participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between DTC participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Indirect access to the DTC system is also available to others such as both U.S. and non-U.S.

securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.
Purchases of securities within the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security is in turn to be recorded on the direct and indirect participants’ records, including Euroclear and Clearstream. Beneficial owners will not receive written confirmation from DTC of their purchases. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct or indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except in the limited circumstances described above under “— Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated.”
To facilitate subsequent transfers, all securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not effect any change in beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants are responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to its direct participants, by its direct participants to indirect participants, and by its direct and indirect participants to beneficial owners of the securities will be governed by arrangements among them respectively, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will itself consent or vote with respect to the securities unless authorized by a DTC participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).
Redemption proceeds and distribution payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the relevant trustee or agent, on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants and not of DTC, the relevant trustee or agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us, our agent or the relevant trustee, disbursements of such payments to direct participants are the responsibility of DTC, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Considerations Relating to Euroclear and Clearstream
Euroclear and Clearstream are securities clearing systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.
Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.
As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearing system in the United States.
Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.
Special Timing Considerations Relating to Transactions in Euroclear and Clearstream
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other financial institutions are open for business in the United States.
In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

MATERIAL UNITED STATES TAXATION CONSIDERATIONS
This section describes the material United States federal income and estate tax consequences of owning certain of the debt securities, common stock, preferred stock and depositary shares we are offering. The material United States federal income tax consequences of owning the debt securities described below under “— Taxation of Debt Securities — United States Holders — Other Debt Securities,” and of owning preferred stock that may be convertible into or exercisable or exchangeable for securities or other property will be described in the applicable prospectus supplement. This section does not address tax consequences arising under the Medicare contribution tax on net investment income or the tax treatment of any warrants, purchase contracts or units that we may offer. The tax treatment of such warrants, purchase contracts or units will be discussed in the applicable prospectus supplement. This section is the opinion of Sullivan & Cromwell LLP. It applies to you only if you hold your securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:
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a dealer in securities or currencies;

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a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

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a bank;

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an insurance company;

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a thrift institution;

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a regulated investment company;

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a tax-exempt organization;

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a person that owns debt securities, common stock, preferred stock or depositary shares that are a hedge or that are hedged against interest rate or currency risks;

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a person subject to the alternative minimum tax;

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a person that owns debt securities, common stock, preferred stock or depositary shares as part of a straddle or conversion transaction for tax purposes;

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a person that purchases or sells debt securities, common stock, preferred stock or depositary shares as part of a wash sale for tax purposes; or

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a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history (the “Code”), existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.
If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds the debt securities, common stock, preferred stock or depositary shares, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding debt securities, common stock, preferred stock or depositary shares should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the debt securities, common stock, preferred stock or depositary shares.
Please consult your own tax advisor concerning the consequences of owning these securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.
You are a United States holder if you are a beneficial owner of a debt security, common stock, preferred stock or depositary shares, and you are, for United States federal income tax purposes:
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a citizen or resident of the United States;

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a domestic corporation;

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an estate whose income is subject to United States federal income tax regardless of its source; or

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a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

You are a United States alien holder if you are the beneficial owner of a debt security, common stock, preferred stock or depositary shares, and you are, for United States federal income tax purposes:
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a nonresident alien individual;

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a foreign corporation; or

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an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security, common stock, preferred stock or depositary shares.

You are a “noncorporate” United States holder or United States alien holder, as applicable, if you are not treated as a corporation for United States federal income tax purposes.
Taxation of Debt Securities
This subsection describes the material United States federal income and, in the case of United States alien holders, estate tax consequences of owning, selling and disposing of the debt securities we are offering, other than the debt securities described below under “— United States Holders — Other Debt Securities,” which will be described in the applicable prospectus supplement. This subsection deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in the applicable prospectus supplement.
United States Holders
Payments of Interest
Except as described below in the case of interest on an original issue discount debt security that is not qualified stated interest, each as defined below under “— Original Issue Discount,” you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a non-U.S. dollar currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.
Cash Basis Taxpayers
If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a non-U.S. dollar currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.
Accrual Basis Taxpayers
If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a non-U.S. dollar currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.
If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S.

dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the United States Internal Revenue Service.
When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a non-U.S. dollar currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.
Original Issue Discount
If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as an original issue discount debt security if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is equal to or more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed below under “— Variable Rate Debt Securities.” In general, your debt security is not an original issue discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1∕4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you generally include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “— Election to Treat All Interest as Original Issue Discount.” You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:
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the amount of the principal payment made divided by:

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the stated principal amount of the debt security.

Generally, if your original issue discount debt security matures more than one year from its date of issue, you must include original issue discount in income before you receive cash attributable to that income. The amount of original issue discount that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of original issue discount in income over the life of your debt security. More specifically, you can calculate the amount of original issue discount that you must include in income by adding the daily portions of original issue discount with respect to your original issue discount debt security for each day during the taxable year or portion of the taxable year that you hold your original issue discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the original issue discount allocable to that accrual period. You may select an accrual period of any length with respect to your original issue discount debt security and you may vary the length of each accrual period over the term of your original issue discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the original issue discount debt security must occur on either the first or final day of an accrual period.
You can determine the amount of original issue discount allocable to an accrual period by:
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multiplying your original issue discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

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subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the original issue discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your original issue discount debt security’s adjusted issue price at the beginning of any accrual period by:
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adding your original issue discount debt security’s issue price and any accrued original issue discount for each prior accrual period; and then

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subtracting any payments previously made on your original issue discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your original issue discount debt security contains more than one accrual period, then, when you determine the amount of original issue discount allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of original issue discount allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.
The amount of original issue discount allocable to the final accrual period is equal to the difference between:
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the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

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your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium
If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above, the excess is acquisition premium. If you do not make the election described below under “— Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of original issue discount by a fraction equal to:
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the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

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the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest
An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:
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a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

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the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

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the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption
Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:
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the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

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one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.
Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:
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in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

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in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You would determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of your debt security as the principal amount payable at maturity.
If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of original issue discount, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.
Election to Treat All Interest as Original Issue Discount
You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above, with the modifications described below. For purposes of this election, interest will include stated interest, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “— Debt Securities Purchased at a Premium,” or acquisition premium.
If you make this election for your debt security, then, when you apply the constant-yield method:
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the issue price of your debt security will equal your cost;

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the issue date of your debt security will be the date you acquired it; and

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no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “— Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the United States Internal Revenue Service.
Variable Rate Debt Securities
Your debt security will be a variable rate debt security if:
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your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

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.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

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15 percent of the total noncontingent principal payments; and

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your debt security provides for stated interest, compounded or paid at least annually, only at:

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one or more qualified floating rates;

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a single fixed rate and one or more qualified floating rates;

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a single objective rate; or

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a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

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the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will have a variable rate that is a qualified floating rate if:
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variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

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the rate is equal to such a rate either:

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multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35; or

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multiplied by a fixed multiple greater than 0.65 but not more than 1.35, then increased or decreased by a fixed rate.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.
Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.
Your debt security will have a variable rate that is a single objective rate if:
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the rate is not a qualified floating rate; and

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the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.
An objective rate as described above is a qualified inverse floating rate if:
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the rate is equal to a fixed rate minus a qualified floating rate and

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the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:
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the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

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the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of original issue discount, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.
If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and original issue discount accruals on your debt security by:
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determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

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constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

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determining the amount of qualified stated interest and original issue discount with respect to the equivalent fixed rate debt instrument; and

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adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.
If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and original issue discount accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.
Short-Term Debt Securities
In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue original issue discount, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue original issue discount on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include original issue discount in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued original issue discount, which will be determined on a straight-line basis unless you make an election to accrue the original issue discount under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue original issue discount on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.
When you determine the amount of original issue discount subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.
Non-U.S. Dollar Currency Original Issue Discount Debt Securities
If your original issue discount debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, you must determine original issue discount for any accrual period on your original issue discount debt security in the non-U.S. dollar currency and then translate the amount of original issue discount into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described above under “— Payments of Interest.” You may recognize ordinary income or loss when you receive an amount attributable to original issue discount in connection with a payment of interest or the sale or retirement of your debt security.
Market Discount
You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:
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you purchase your debt security for less than its issue price as determined above; and

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the difference between the debt security’s stated redemption price at maturity or, in the case of an original issue discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1∕4 of 1 percent of your debt security’s stated redemption price at maturity multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any original issue discount that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of an original issue discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1∕4 of 1 percent of the debt security’s stated redemption price at maturity multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.
You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the United States Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

If you own a market discount debt security, the market discount will accrue on a straight-line basis unless an election is made to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it. You would, however, not include accrued market discount in income currently unless you elect to do so as described above.
Debt Securities Purchased at a Premium
If you purchase your debt security for an amount in excess of its principal amount (or, in the case of an original issue discount debt security, in excess of the sum of all amounts payable on the debt security after the acquisition date (other than payments of qualified stated interest)), you may elect to treat the excess as amortizable bond premium. If you make this election, you would reduce the amount required to be included in your income each accrual period with respect to interest on your debt security by the amount of amortizable bond premium allocable to that accrual period, based on your debt security’s yield to maturity.
If the amortizable bond premium allocable to an accrual period exceeds your interest income from your debt security for such accrual period, such excess is first allowed as a deduction to the extent of interest included in your income in respect of the debt security in previous accrual periods and is then carried forward to your next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which your debt security is sold, retired or otherwise disposed of exceeds your interest income for such accrual period, you would be allowed an ordinary deduction equal to such excess.
If your debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, you would compute your amortizable bond premium in units of the non-U.S. dollar currency and your amortizable bond premium will reduce your interest income in units of the non-U.S. dollar currency. Gain or loss recognized that is attributable to changes in foreign currency exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the United States Internal Revenue Service. See also “— Original Issue Discount — Election to Treat All Interest as Original Issue Discount.”
Purchase, Sale and Retirement of the Debt Securities
Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:
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adding any original issue discount or market discount previously included in income with respect to your debt security; and then

•
subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium to the extent that such premium either reduced interest income on your debt security or gave rise to a deduction on your debt security.

If you purchase your debt security with non-U.S. dollar currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable U.S. Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.
You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your debt security. If your debt security is sold or retired for an amount in non-U.S. dollar currency, the amount you realize will be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the specified currency on the settlement date of the sale.
You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:
•
described above under “— Original Issue Discount — Short-Term Debt Securities” or “— Market Discount;” or

•
attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the debt security is held for more than one year.
You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.
Exchange of Amounts in Other Than U.S. Dollars
If you receive non-U.S. dollar currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the non-U.S. dollar currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase non-U.S. dollar currency, you generally will have a tax basis equal to the U.S. dollar value of the non-U.S. dollar currency on the date of your purchase. If you sell or dispose of a non-U.S. dollar currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.
Other Debt Securities
The applicable prospectus supplement will discuss the material United States federal income tax rules with respect to debt securities the payments on which are determined by reference to any index, debt securities that may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of AIG or debt or equity securities of one or more third parties, debt securities that are subject to the rules governing contingent payment obligations, any renewable and extendible debt securities and any debt securities providing for the periodic payment of principal over the life of the debt security.
United States Alien Holders
This subsection describes the material United States federal income and estate tax consequences to a United States alien holder. The discussion below does not address the tax consequences to a United States alien holder of an investment in a debt security that references directly or indirectly the performance of United States equities. The tax treatment of any such debt securities will be discussed in the applicable prospectus supplement. This discussion assumes that the debt security is not subject to the rules of Section 871(h)(4)(A) of the Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.
Under United States federal income and estate tax law, and subject to the discussions of FATCA withholding and backup withholding below, if you are a United States alien holder of a debt security:
•
we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest, including original issue discount, to you if, in the case of payments of interest:

•
you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•
you are not a controlled foreign corporation that is related to us through stock ownership;

•
either:

•
you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person;

•
in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a person who is not a United States person;

•
the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

•
a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners);

•
a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the United States Internal Revenue Service); or

•
a U.S. branch of a non-United States bank or of a non-United States insurance company;

and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the debt securities in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the United States Internal Revenue Service);
•
the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business:

•
certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or W-8BEN-E or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you; and

•
to which is attached a copy of the Internal Revenue Service Form W-8BEN or W-8BEN-E or acceptable substitute form; or

•
the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with U.S. Treasury regulations; and

•
no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your debt security.

Federal Estate Taxes
A debt security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States federal estate tax purposes if:
•
the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote at the time of death; and

•
the income on the debt security would not have been effectively connected with a U.S. trade or business of the decedent at the same time.

Treasury Regulations Requiring Disclosure of Reportable Transactions
Pursuant to Treasury regulations, United States taxpayers must report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a United States holder (or a United States alien holder that holds the debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.
FATCA Withholding
Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of interest that you receive in respect of the debt securities could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold debt securities through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.
Backup Withholding and Information Reporting
In general, if you are a noncorporate United States holder, we and other payors are required to report to the United States Internal Revenue Service all payments of principal, any premium and interest on your debt security, and the accrual of original issue discount on an original issue discount debt security. In addition, we and other payors are required to report to the United States Internal Revenue Service any payment of proceeds of the sale of your debt security before maturity within the United States. Additionally, backup withholding will apply to any payments, including payments of original issue discount, if you fail to provide an accurate taxpayer identification number, or (in the case of interest payments) you are notified by the United States Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.
In general, if you are a United States alien holder, we and other payors are required to report payments of interest on your debt securities on Internal Revenue Service Form 1042-S. Payments of principal, premium or interest, including original issue discount, made by us and other payors to you would otherwise not be subject to information reporting and backup withholding, provided that the certification requirements described above under “— United States Alien Holders” are satisfied or you otherwise establish an exemption. In addition, payment of the proceeds from the sale of debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting if (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and (ii) you have furnished to the payor or broker an appropriate Internal Revenue Service Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-United States person.
In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.
Taxation of Common Stock, Preferred Stock and Depositary Shares
This subsection describes the material United States federal income and, in the case of United States alien holders, estate tax consequences of owning, selling and disposing of the common stock, preferred stock and depositary shares that we may offer other than preferred stock that may be convertible into, or exercisable or exchangeable for, securities or other property, which will be described in the applicable prospectus supplement. When we refer to preferred stock in this subsection, we mean both preferred stock and depositary shares.
United States Holders
Distributions
You will be taxed on distributions on common stock or preferred stock as dividend income to the extent paid out of our current or accumulated earnings and profits for United States federal income tax purposes. If you are a noncorporate United States holder, dividends paid to you will be taxable at preferential rates, provided that you hold your shares of common stock or preferred stock for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date (or, if a dividend is on preferred stock and is attributable to a period or periods aggregating over 366 days, provided that you hold your shares of preferred stock for more than 90 days during the 181-day period beginning 90 days before the ex-dividend date) and meet other holding period requirements. If you are taxed as a corporation, except as described in the next subsection, dividends would be eligible for the 50% dividends-received deduction.
You generally will not be taxed on any portion of a distribution not paid out of our current or accumulated earnings and profits if your tax basis in the common stock or preferred stock is greater than or equal to the amount of the distribution. However, you would be required to reduce your tax basis (but not below zero) in the common stock or preferred stock by the amount of the distribution, and would recognize capital gain to the extent that the distribution exceeds your tax basis in the common stock or preferred stock. Further, if you are a corporation, you would not be entitled to a dividends-received deduction on this portion of a distribution.
Limitations on Dividends-Received Deduction
Corporate shareholders may not be entitled to take the 50% dividends-received deduction in all circumstances. Prospective corporate investors in common stock or preferred stock should consider the effect of:
•
Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is “directly attributable” to an investment in certain portfolio stock;

•
Section 246(c) of the Code, which, among other things, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period (generally at least 46 days during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend); and

•
Section 1059 of the Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” (as defined below) that is eligible for the dividends-received deduction.

Extraordinary Dividends
If you are a corporate shareholder, you will be required to reduce your tax basis (but not below zero) in the common stock or preferred stock by the nontaxed portion of any “extraordinary dividend” if you have not held your stock for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction. An extraordinary dividend on the common stock or preferred stock generally would be a dividend that:
•
equals or exceeds 5% (in the case of preferred stock) or 10% (in the case of common stock) of the corporate shareholder’s adjusted tax basis in the common stock or preferred stock, treating all dividends having ex-dividend dates within an 85-day period as one dividend; or

•
exceeds 20% of the corporate shareholder’s adjusted tax basis in the common stock or preferred stock, treating all dividends having ex-dividend dates within a 365-day period as one dividend.

In determining whether a dividend paid on the common stock or preferred stock is an extraordinary dividend, a corporate shareholder may elect to substitute the fair market value of the stock for its tax basis for purposes of applying these tests if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a repurchase or redemption that is either non-pro rata as to all stockholders or in partial liquidation of the company, regardless of the stockholder’s holding period and regardless of the size of the dividend. Any part of the nontaxed portion of an extraordinary dividend that is not applied to reduce the corporate shareholder’s tax basis as a result of the limitation on reducing its basis below zero would be treated as capital gain and would be recognized in the taxable year in which the extraordinary dividend is received.
If you are a corporate shareholder, please consult your tax advisor with respect to the possible application of the extraordinary dividend provisions of the federal income tax law to your ownership or disposition of common stock or preferred stock in your particular circumstances.
Redemption Premium
If we may redeem your preferred stock at a redemption price in excess of its issue price, the entire amount of the excess may constitute an unreasonable redemption premium which will be treated as a constructive dividend. You generally must take this constructive dividend into account each year in the same manner as original issue discount would be taken into account if the preferred stock were treated as an original issue discount debt security for United States federal income tax purposes. See “— Taxation of Debt Securities — United States Holders — Original Issue Discount” above for a discussion of the special tax rules for original issue discount. A corporate shareholder would be entitled to a dividends-received deduction for any constructive dividends unless the special rules denying a dividends-received deduction described above in “— Limitations on Dividends-Received Deduction” apply. A corporate shareholder would also be required to take these constructive dividends into account when applying the extraordinary dividend rules described above. Thus, a corporate shareholder’s receipt of a constructive dividend may cause some or all stated dividends to be treated as extraordinary dividends. The applicable prospectus supplement for preferred stock that is redeemable at a price in excess of its issue price will indicate whether tax counsel believes that a shareholder must include any redemption premium in income.
Sale or Exchange of Common Stock and Preferred Stock Other Than by Repurchase or Redemption
If you sell or otherwise dispose of your common stock or preferred stock (other than by repurchase or redemption), you will generally recognize capital gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis of the common stock or preferred stock. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the holder has a holding period greater than one year. The deductibility of capital losses is subject to limitations.
Repurchase or Redemption of Common Stock or Preferred Stock
If we repurchase or redeem your common stock or preferred stock, it generally would be a taxable event. You would be treated as if you had sold your common stock or preferred stock if the repurchase or redemption:
•
results in a complete termination of your stock interest in us;

•
is substantially disproportionate with respect to you; or

•
is not essentially equivalent to a dividend with respect to you.

In determining whether any of these tests has been met, shares of stock considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned, must be taken into account.
If we repurchase or redeem your common stock or preferred stock in a repurchase or redemption that meets one of the tests described above, you generally would recognize taxable gain or loss equal to the sum of the amount of cash and fair market value of property (other than stock of us or a successor to us) received by you less your tax basis in the common stock or preferred stock repurchased or redeemed. This gain or loss would be long-term capital gain or capital loss if you have held the common stock or preferred stock for more than one year.
If a repurchase or redemption does not meet any of the tests described above, you generally would be taxed on the cash and fair market value of the property you receive as a dividend to the extent paid out of our current or accumulated earnings and profits. Any amount in excess of our current and accumulated earnings and profits would first reduce your tax basis in the common stock or preferred stock and thereafter would be treated as capital gain. If a repurchase or redemption of the common stock or preferred stock is treated as a distribution that is taxable as a dividend, you should consult with your own tax advisor regarding the treatment of your basis in the repurchased or redeemed common stock or preferred stock.
United States Alien Holders
Except as described below, if you are a United States alien holder of common stock or preferred stock, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:
•
a valid Internal Revenue Service Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a person who is not a United States person and your entitlement to the lower treaty rate with respect to such payments; or

•
in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States Internal Revenue Service.
If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:
•
you are not a United States person; and

•
the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.
If you are a corporate United States alien holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition of Common Stock and Preferred Stock
If you are a United States alien holder, you generally will not be subject to United States federal income tax on gain that you recognize on a disposition of common stock or preferred stock unless:
•
the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis;

•
you are an individual, you hold the common stock or preferred stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions exist; or

•
we are or have been a United States real property holding corporation for federal income tax purposes and certain other conditions are met.

If you are a United States alien holder described in the first bullet point immediately above you will be subject to tax on the net gain derived from the disposition under regular graduated United States federal income tax rates. If you are a corporate United States alien holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. If you are an individual United States alien holder described in the second bullet point immediately above you will be subject to a flat 30% tax on the gain derived from the disposition, which may be offset by United States source capital losses, even though you are not considered a resident of the United States.
We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.
Federal Estate Taxes
Common stock or preferred stock held by a United States alien holder at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.
FATCA Withholding
Pursuant to FATCA, a 30% FATCA withholding tax may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of dividends that you receive in respect of common stock or preferred stock could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold common stock or preferred stock through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.
Backup Withholding and Information Reporting
In general, if you are a non-corporate United States holder, we and other payors are required to report to the United States Internal Revenue Service all dividend payments, or other taxable distributions, made on your common stock or preferred stock. In addition, we and other payors are required to report to the United States Internal Revenue Service any payment of the proceeds of the sale, repurchase or redemption of your common stock or preferred stock before maturity within the United States. Additionally, backup withholding will apply to any payments if you fail to provide an accurate taxpayer identification number, or (in the case of dividends) you are notified by the United States Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.
In general, if you are a United States alien holder, we and other payors are required to report payments of dividends on your common stock or preferred stock on Internal Revenue Service Form 1042-S. Payments of dividends or other taxable distributions made by us and other payors to you would otherwise not be subject to information reporting and backup withholding, provided that the certification requirements described above under “— United States Alien Holders” are satisfied or you otherwise establish an exemption. In addition, payment of the proceeds from the sale of common stock or preferred stock effected at a United States office of a broker will not be subject to backup withholding and information reporting if (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and (ii) you have furnished to the payor or broker an appropriate Internal Revenue Service Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-United States person.
In general, payment of the proceeds from the sale of common stock or preferred stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.
You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

EMPLOYEE RETIREMENT INCOME SECURITY ACT
A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any entity or account whose underlying assets include “plan assets” by reason of any Plan’s investment in such entity or account (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities offered hereunder. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under the Code.
Section 406 of ERISA and Section 4975 of the Code prohibit Plans that are subject to Title I of ERISA and plans described in Section 4975(e)(1) of the Code that are subject to Section 4975 of the Code (including, without limitation, individual retirement accounts and Keogh plans (also “Plans”)), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).
The acquisition of the securities that we may offer by a Plan with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless those securities are acquired pursuant to an applicable exemption. AIG, directly or through its affiliates, may be considered a “party in interest” or a “disqualified person” to a large number of Plans. A purchase of offered securities by any such Plan may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the offered securities are acquired pursuant to and in accordance with an applicable exemption. The U.S. Department of Labor has issued several prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of a security offered hereunder. These exemptions include PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of the securities offered hereby, provided that neither AIG nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied. The assets of a Plan may include the assets held in the general account of an insurance company that are deemed to be “plan assets” under ERISA.
Any purchaser or holder of any security offered hereunder or any interest therein will be deemed to have represented by its purchase and holding of the security that either (1) it is not a Plan or a Non-ERISA Arrangement and is not purchasing the security on behalf of or with the assets of any Plan or Non-ERISA Arrangement or (2) the purchase and holding of the security will not constitute or result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws. Neither this discussion nor anything in this prospectus is or is intended to be investment advice directed at any potential purchaser or holder that is a Plan or Non-ERISA Arrangement, or at such purchasers or holders generally, and such purchasers and holders should consult and rely on their counsel and advisors as to whether an investment in the securities is suitable and consistent with ERISA, the Code and any Similar Laws, as applicable.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the securities offered hereunder on behalf of or with the assets of any Plan or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the securities offered hereunder have exclusive responsibility for ensuring that their purchase and holding of the securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any security offered hereunder to a Plan or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement or that such investment is appropriate for such Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

PLAN OF DISTRIBUTION
AIG may offer and sell these securities directly to or through one or more underwriters, dealers and agents, directly to purchasers, in competitively bid transactions or through a combination of any of these methods of sale, on an immediate, continuous or delayed basis or, in the case of guarantees, in connection with a consent solicitation or other liability management transaction.
AIG will identify any underwriters, dealers or agents and describe their compensation in connection with the sale of offered securities in the applicable prospectus supplement, pricing supplement or term sheet.
AIG, directly or through agents, may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from the underwriters or purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be deemed to be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.
AIG may indemnify the underwriters and agents against, and may contribute toward, certain liabilities, including liabilities under the Securities Act.
Underwriters, dealers and agents may engage in transactions with, or perform services for, AIG or its affiliates in the ordinary course of their businesses.
VALIDITY OF THE SECURITIES
Unless otherwise specified in any prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York, and the validity of the securities will be passed upon for any underwriters or agents by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Cleary Gottlieb Steen & Hamilton LLP has from time to time provided, and may provide in the future, legal services to AIG and its affiliates.
EXPERTS
The financial statements, financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to AIG’s Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

€1,125,000,000
American International Group, Inc.
€625,000,000 4.250% Notes Due 2031
€500,000,000 4.750% Notes Due 2036

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Deutsche Bank	J.P. Morgan	BNP PARIBAS	Citigroup
Barclays	BofA Securities	HSBC
Co-Managers
NATIXIS	Standard Chartered Bank	ANZ Securities	RBC Capital Markets	Scotiabank
September 15, 2026